SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ChevronTexaco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the 2003

Annual Meeting and the
2003 Proxy Statement

TABLE OF CONTENTS

Notice of the 2003 Annual Meeting of Stockholders
2003 Proxy Statement	1
General Information	1
• Appointment of Proxy Holders	1
• Voting	1
• Vote Required and Method of Counting	2
• Confidential Voting	3
• Method and Cost of Soliciting and Tabulating Votes	3
• Multiple Copies of Annual Report	3
• Electronic Access to Proxy Statement and Annual Report	3
• Stockholder Account Maintenance	4
Information About The Meeting	5
Election of Directors (Item 1 on the proxy form)	6
• Nominees for Directors	6
Board Operations	11
• Board Meetings and Attendance	11
• Current Board Committee Membership and 2002 Meetings and Functions	11
• Certain Business Relationships Between ChevronTexaco and its Directors and Officers	11
Directors’ Compensation	12
• Stock Compensation	12
• Cash Compensation	12
• Deferrals of Cash Compensation	12
• Expenses	12
• New Plan	12
Stock Ownership Information	13
• Directors’ and Executive Officers’ Stock Ownership	13
• Other Security Holders	13
• Section 16(a) Beneficial Ownership Reporting Compliance	13
Corporate Governance Guidelines	14
• Role of the Board of Directors	14
• Board Membership Criteria	14
• Director Independence	14
• Selection of New Directors	14
• Board Size	15
• Term of Office	15
• Board Memberships	15
• Director Retirement Policy	15
• Number and Composition of Board Committees	15
• Executive Sessions	15
• Business Conduct and Ethics Code	15
• Succession Planning	16
• Board Compensation	16
• Board Access to Senior Management	16
• Director Orientation and Education	16
• Evaluation of Board Performance	16
• Chief Executive Officer Performance Review	16
• Director and Officer Stock Ownership Guidelines	16
• Access to Independent Advisors	17
• Board Agenda and Meetings	17
• Reporting of Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters	17
Audit Committee Report	18
Executive Compensation	19
• Management Compensation Committee Report on Executive Compensation	19
• Summary Compensation Table	23

• Long-Term Incentive Plan — 2002 Performance Shares Awards Table	24
• Option Grants in Last Fiscal Year Table	24
• Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table	25
• Termination of Employment and Change-in-Control Arrangements	25
• Pension Plan Table	26
• Performance Graph	27
Equity Compensation Plan Information	28
Ratification of Independent Accountants (Item 2 on the proxy form)	30
Approval of the Non-Employee Directors’ Equity Compensation and Deferral Plan (Item 3 on the proxy form)	32
Stockholder Proposals (Items 4 through 6 on the proxy form)	36
Submission of Future Stockholder Proposals	42
Other Matters	42
Appendix A: Non-Employee Directors’ Equity Compensation and Deferral Plan	A-1
Appendix B: Audit Committee Charter	B-1
Appendix C: Board Nominating and Governance Committee Charter	C-1
Appendix D: Management Compensation Committee Charter	D-1

[ChevronTexaco Logo]

Notice of the 2003
Annual Meeting of Stockholders

Meeting Date:	May 22, 2003
Meeting Time:	8:30 a.m., CDT
Location:	ChevronTexaco Building 15 Smith Road Conference Room 0200 Midland, TX 79705

Record Date:	March 24, 2003

Agenda

•	To elect 14 Directors;

•	To ratify the Board’s appointment of independent accountants;

•	To approve the Non-Employee Directors’ Equity Compensation and Deferral Plan;

•	To take action on the stockholder proposals; and

•	To transact any other business that may be properly brought before the Annual Meeting.

Admission

All stockholders and representatives whom stockholders have authorized in writing are cordially invited to attend the Annual Meeting. You will need an admission ticket or proof of ownership of ChevronTexaco Stock, as well as a form of personal identification to be admitted to the Annual Meeting. If you are a stockholder of record (you own shares in your own name), your admission ticket is attached to your proxy form.

If you are a street name stockholder (you own shares in the name of a bank, broker or other holder of record), you should bring a brokerage statement or proof of ownership with you to the Annual Meeting or you may request an admission ticket in advance by writing to the Corporate Secretary. Employee stockholders should bring their Company ID to the Annual Meeting.

We will hold the Annual Meeting in the ChevronTexaco Building in Midland, Texas. Seating will be limited and on a first come basis. Please refer to page 5 for information about attending the Annual Meeting.

Voting

Stockholders owning ChevronTexaco Stock at the close of business on the Record Date, or a representative whom a stockholder has authorized in writing, are entitled to vote at the Annual Meeting. Please refer to page 3 of the proxy statement for an explanation of ChevronTexaco’s confidential voting procedures.

We are distributing this proxy statement, proxy form and ChevronTexaco’s 2002 Annual Report to Stockholders on or about April 14, 2003.

By Order of the Board of Directors,

Lydia I. Beebe
Corporate Secretary

ChevronTexaco Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583

April 14, 2003

2003 Proxy Statement

GENERAL INFORMATION

APPOINTMENT OF PROXY HOLDERS

Your Board of Directors asks you to appoint David J. O’Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the 2003 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy form using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy form or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this proxy statement was printed and which, under ChevronTexaco’s By-Laws, may be properly presented for action at the Annual Meeting.

VOTING

Your Board strongly encourages you to exercise your right to vote. Voting early helps ensure that ChevronTexaco receives a quorum of shares necessary to hold the Annual Meeting without a second mailing. Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares in the name of a bank, broker or other holder of record), please refer to the proxy form or the information you received from them to see which voting methods are available to you.

The telephone and Internet voting procedures are designed to authenticate you as a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy form. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 21, 2003.

Voting by Mail. You may vote by proxy by signing, dating and returning your proxy forms in the pre-addressed, postage-paid envelope provided.

Voting by Telephone. You may vote by proxy by using the toll-free number listed on the proxy form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting on the Internet. You may vote on the Internet. The web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting at the Annual Meeting. The method by which you vote your proxy form will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote using one of the

GENERAL INFORMATION (Continued)

other voting methods as it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking Your Voting Instructions to Your Proxy Holders. If you are a stockholder of record and you vote by proxy using the mail, the telephone, or the Internet, you may later revoke your proxy instructions by:

—	sending a written statement to that effect to the Corporate Secretary;

—	submitting a proxy form with a later date signed as your name appears on the stock account;

—	voting at a later time by telephone or the Internet; or

—	voting in person at the Annual Meeting.

If you are a street name stockholder, and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the Record Date, there were 1,068,349,357 shares of ChevronTexaco Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but they will not be voted on any matter.

If you are a street name stockholder and don’t vote your shares, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than the stockholder proposals in Items 4 through 6. If you don’t give your broker instructions on how to vote your shares on the stockholder proposals, your votes will be “broker non-votes”.

If you don’t vote your shares that are held through employee benefits plans, your trustee will vote your shares in accordance with the terms of the particular plan.

The vote required and method of calculation is as follows for the various business matters to be considered at the Annual Meeting:

Item 1—Election of Directors

Each outstanding share of ChevronTexaco Stock is entitled to one vote for as many separate nominees as there are Directors to be elected. The nominees who receive the most votes for the number of positions to be filled are elected Directors. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority as prompted during the telephone or Internet voting instructions. Abstentions do not affect the voting calculation.

Item 2—Ratification of Independent Accountants; Item 3—Approval of the Non-Employee Directors’ Equity Compensation and Deferral Plan; Items 4 through 6— Stockholder Proposals

These proposals are approved if the number of shares voted in favor of each exceeds the number of shares voted against. Abstentions

GENERAL INFORMATION (Continued)

and broker non-votes do not affect the voting calculations.

CONFIDENTIAL VOTING

ChevronTexaco has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders of record are treated as confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a ChevronTexaco Director, officer or employee.

The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

The proxy tabulator will forward comments written on the proxy forms to management but will not disclose your identity unless you request it in writing.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

ChevronTexaco has retained ADP Investor Communication Services to assist in distributing these proxy materials. Georgeson Shareholder Communications Inc. will act as our solicitor in soliciting votes at an estimated cost of $25,000 plus their reasonable out-of-pocket expenses. ChevronTexaco employees, personally or by telephone, may solicit your proxy voting instructions.

ChevronTexaco will reimburse brokerage firms, banks and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

ADP Investor Communication Services will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

MULTIPLE COPIES OF ANNUAL REPORT

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and proxy statement unless one or more of the stockholders notifies us in writing that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement in the future, you may contact Mellon Investor Services at 1-800-368-8357.

If you or another stockholder of record with whom you share an address receive multiple copies of our Annual Report and proxy statement and you wish to receive only one copy of our Annual Report or proxy statement, you may request householding by contacting Mellon Investor Services at 1-800-368-8357. If you are a street name stockholder, you can request householding by contacting the holder of record.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

The Notice of Annual Meeting and proxy statement and the 2002 Annual Report are available on ChevronTexaco’s web site at www.chevrontexaco.com.

GENERAL INFORMATION (Concluded)

Instead of receiving paper copies of the Annual Report and proxy statement in the mail, you can elect to receive an e-mail which will provide an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also gives you an electronic link to the proxy voting site.

If you are a stockholder of record, you may vote on the Internet at www.proxyvote.com. Simply follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic delivery service by marking the appropriate box on your proxy form, or at any time in the future by going directly to www.icsdelivery.com/cvx.

If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and proxy statement electronically. Please check the information provided in the proxy materials mailed to you by the holder of record concerning the availability of this service.

If you choose to view future proxy statements and Annual Reports on the Internet, you will receive a proxy form in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect until you call the Mellon Investor Services’ toll-free number and tell them otherwise. You do not have to elect Internet access each year, and you may request a paper copy of the proxy statement or Annual Report at any time.

STOCKHOLDER ACCOUNT MAINTENANCE

Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to the requirements to transfer shares and similar issues can be handled by calling the ChevronTexaco Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Mellon Investor Services through their web site at www.melloninvestor.com.

In addition, you can access your account through Mellon Investor Services’ web site. You can view your current balance, access your account history, sell shares or request a certificate for shares held in the ChevronTexaco Investor Services Program and to obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com. And enter your issue number, account number and password. These can be found on your account statement or dividend check stub.

INFORMATION ABOUT THE MEETING

We will hold the Annual Meeting in the ChevronTexaco Building, 15 Smith Road, Conference Room 0200, Midland, Texas. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy form if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of ChevronTexaco Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of ChevronTexaco Stock, to:

ChevronTexaco Corporation
Corporate Secretary
6001 Bollinger Canyon Rd.
San Ramon, CA 94583

We will have listening devices available at the Annual Meeting for stockholders with impaired hearing. If you require other special accommodations due to a disability, please identify your specific need in writing to the Corporate Secretary by May 2, 2003.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

ELECTION OF DIRECTORS

(Item 1 on the proxy form)

Your Board has nominated the 14 current Directors for re-election.

The persons named as proxy holders on the proxy form will vote your shares FOR the 14 nominees unless you withhold authority in the spaces provided on the proxy form or as prompted during the telephone or Internet voting instructions. All Directors are elected annually. They serve for a one-year term and until their successors are elected.

If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

Detailed information on each nominee is provided below.

As a result of the merger transaction between Chevron and Texaco on October 9, 2001, Texaco became a subsidiary of Chevron and Chevron changed its name to ChevronTexaco Corporation. Following the merger, the Board was reconstituted to include directors from both Chevron and Texaco. The Board service described below includes service as a director of either Chevron or Texaco, as applicable, before the merger.

NOMINEES FOR DIRECTORS

Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST Director since 1982 Mr. Armacost, age 63, has been Chairman of SRI International, formerly Stanford Research Institute, an independent research, technology development and consulting organization, since 1998.

Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.

Other Directorships: The James Irvine Foundation, Exponent, Inc., Scios, Inc., DelMonte Foods Company, Bay Area Council Other Memberships: The Advisory Council of the California Academy of Sciences.

ROBERT J. EATON Director since 2000 Mr. Eaton, age 63, is the retired Chairman of the Board of Management of DaimlerChrysler AG, a

manufacturer of automobiles.
Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.
Other Directorships: International Paper Company.

Other Memberships: The Business Council; Fellow, Society of Automotive Engineers; Fellow, Engineering Society of Detroit; National Academy of Engineering.

ELECTION OF DIRECTORS (Continued)

SAM GINN Director since 1989 Mr. Ginn, age 65, is the retired Chairman of Vodafone, a world-wide wireless telecommunications company.
Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc., Chairman of the Board, and Chief Executive Officer of AirTouch Communications, Inc. from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.

Other Directorships: Hewlett-Packard Company.

Other Memberships: The Business Council, Yosemite Fund.

AMBASSADOR CARLA ANDERSON HILLS Director from 1977 through 1988 and since 1993 Ambassador Hills, age 69, has been Chairman and
Chief Executive Officer of Hills & Company International Consultants, a company giving advice on investment, trade and risk issues abroad, since 1993.

Prior Positions Held: Ambassador Hill served as United States Trade Representative from 1989 to 1993.

Other Directorships: American International Group, Inc., Lucent Technologies Inc., AOL Time Warner Inc.
Other Memberships: Vice-Chair, Council on Foreign Relations; Vice-Chair, Inter-American Dialogue; Chair, National Committee on US-China Relations; The Council of the Americas; Trustee, Institute for International Economics; Trustee, U.S.-China Business Council.

FRANKLYN G. JENIFER Director since 1993 Doctor Jenifer, age 64, has been the President of The University of Texas at Dallas, a doctoral-level institution, since 1994.
Prior Positions Held: Doctor Jenifer was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990. From 1979 until 1986, he was Vice-Chancellor of the New Jersey Department of Higher Education.

Other Directorships: Monitoring Committee for the Louisiana Desegregation Settlement Agreement, Texas Science and Technology Council, Texas Business and Education Coalition.

Other Memberships: Trustee, Texas Health Research Institute; Trustee, Universities Research Association, Inc; Public Advisory Committee, Texas Higher Education Opportunity Project; President’s Advisory Council, Dallas Center for the Performing Arts.

ELECTION OF DIRECTORS (Continued)

SENATOR J. BENNETT JOHNSTON Director since 1997 Senator Johnston, age 70, has been Chief Executive Officer of Johnston &
Associates, a governmental and business consulting firm, since 1997.

Prior Positions Held: Senator Johnston served as U.S. Senator from Louisiana from 1972 through 1996. He was a member of the Senate Committee on Energy and Natural Resources (Chairman from 1986 until 1994 and ranking Democrat from 1994 through 1996). He was a member of the Appropriations Committee and Chairman of the Subcommittee on Energy & Water Development from 1986 until 1994. Prior to serving in the Senate, he served in the Louisiana State Legislature for eight years.

Other Directorships: Freeport-McMoRan Copper & Gold Inc., Nexant, Inc.

Other Memberships: President, U.S. Pacific Economic Cooperation Council, Vice Chairman, US-China Business Council, Co-Chairman, American Iranian Conference.

SENATOR SAM NUNN Director since 1997 Senator Nunn, age 64, is a senior partner of King & Spalding, a law firm. He is also Co-Chairman and
Chief Executive Officer of the Nuclear Threat Initiative (NTI), a charitable organization.

Prior Positions Held: Senator Nunn served as U.S. Senator from Georgia from 1972 through 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.

Other Directorships: The Coca-Cola Company, Dell Computer Corporation, General Electric Company, Internet Securities Systems, Inc., and Scientific-Atlanta, Inc.

Other Memberships: a distinguished professor in the Sam Nunn School of International Affairs at Georgia Tech; Chairman, Center for Strategic and International Studies.
DAVID J. O’REILLY Director since 1998 Mr. O’Reilly, age 56, has been Chairman of the Board and Chief Executive Officer of ChevronTexaco since the completion of the merger between Chevron and Texaco in October 2001 and, prior to the merger, held the same positions with Chevron since January 2000.

Prior Positions Held: Mr. O’Reilly was Vice- Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company, from 1994 until 1998. He was a Director of Caltex Petroleum Corporation from 1992 until 1994, and was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.

Other Directorships: American Petroleum Institute, San Francisco Symphony Board of Governors, Bay Area Council, the Leon H. Sullivan Foundation.

Other Memberships: The Business Council, The Business Roundtable, JPMorgan International Council, World Economic Forum’s International Business Council.

ELECTION OF DIRECTORS (Continued)

PETER J. ROBERTSON Director since 2002 Mr. Robertson, age 56, has been Vice-Chairman of the Board of ChevronTexaco since 2002.
Prior Positions Held: Mr. Robertson was Vice- President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron’s North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.
Other Directorships: US-Saudi Arabian Business Council, US-Russian Business Council, American Petroleum Institute, International House at Berkeley, United Way of San Francisco Bay Area.

CHARLES R. SHOEMATE Director since 1998 Mr. Shoemate, age 63, is the retired Chairman, President and Chief Executive Officer of Bestfoods, a manufacturer of food products.
Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

Other Directorships: CIGNA Corporation, International Paper Company, Unilever.

FRANK A. SHRONTZ Director since 1996 Mr. Shrontz, age 71, is the retired Chairman of the Board of The Boeing Company, a manufacturer and seller of aircraft and related products.

Prior Positions Held: Mr. Shrontz was Chairman of the Board of The Boeing Company from 1988 until 1997. He was Chief Executive Officer of The Boeing Company from 1986 until 1996 and was President from 1985 until 1988. He served as Assistant Secretary of the Air Force and as Assistant Secretary of Defense from 1973 until 1976.

Other Directorships: Baseball Club of Seattle, Boise Cascade Corporation.

Other Memberships: The Business Council, a regent emeritus of The Smithsonian Institution, Spencer Stuart Advisory Board.

THOMAS A. VANDERSLICE Director since 1980 Mr. Vanderslice, age 71, is a private investor. Prior Positions Held: Mr. Vanderslice is President of TAV Associates, and formerly was Chairman of the Board, President and Chief Executive Officer of M/A-COM, Inc., Chairman and Chief Executive Officer of Apollo Computer, Inc., President and Chief Operating Officer of GTE Corporation, and an officer of General Electric Company.

Other Directorships: W. R. Grace Inc.

Other Memberships: Trustee, Boston College; the American Chemical Society, the American Institute of Physics, the National Academy of Engineering, Massachusetts High Technology Council.

ELECTION OF DIRECTORS (Concluded)

CARL WARE Director since 2001 Mr. Ware, age 59, is the retired Executive Vice-President, Public Affairs and Administration of The Coca-Cola Company, a manufacturer of beverages.
Prior Positions Held: Mr. Ware was the Executive Vice-President, Public Affairs and Administration from 2000 until February 1, 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.
Other Directorships: Chairman of the Board of Trustees of Clark Atlanta University, Georgia Power Company, PGA TOUR Golf Course Properties, Inc., Southern Africa Enterprise Development Fund, Coca-Cola Bottlers Consolidated, National Life of Vermont.
Other Memberships: Council on Foreign Relations.

JOHN A. YOUNG Director since 1985 Mr. Young, age 70, is the retired Vice-Chairman of the Board of Novell, Inc., a networking software company.
Prior Positions Held: Mr. Young was the Vice- Chairman of the Board of Novell, Inc. from 1997 to 2001. He was Vice-Chairman of the Board of SmithKline Beechan PLC since 1998 until its merger with Glaxo Wellcome in 2000. From 1993 to 1997, Mr. Young served on a variety of corporate and non-profit boards. He was President and Chief Executive Officer of Hewlett-Packard Company from 1978 until 1992.
Other Directorships: Affymetrix, Inc., Agere Systems, Inc., Ciphergen Biosystems, Inc., Fluidigm Corp., Lucent Technologies Inc., Perlegen Sciences.
Other Memberships: National Academy of Engineering.

BOARD OPERATIONS

BOARD MEETINGS AND ATTENDANCE

Your Board held 8 regularly scheduled Board meetings and 18 Board committee meetings in 2002. No Director attended fewer than 82% of the aggregate of the total number of Board meetings and Board committee meetings on which he or she served during 2002.

CURRENT BOARD COMMITTEE MEMBERSHIP AND 2002 MEETINGS AND FUNCTIONS

Committees	Committee Functions**

AUDIT Sam Ginn* Franklyn G. Jenifer Charles R. Shoemate Thomas A. Vanderslice John A. Young	Meetings: 6

• Recommends to the Board the selection of independent public accountants
• Reviews reports of independent and internal auditors
• Reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit
• Monitors the effectiveness of the audit process and financial reporting
• Reviews the adequacy of financial and operating controls
• Monitors the corporate compliance program

MANAGEMENT COMPENSATION Samuel H. Armacost* Robert J. Eaton Carla A. Hills J. Bennett Johnston Frank A. Shrontz	Meetings: 5

• Reviews and approves salaries and other compensation matters for executive officers
• Administers incentive compensation and equity-based plans of the Corporation, including the Excess Benefit, Management Incentive, Long- Term Incentive, and Deferred Compensation Plan for Management Employees

PUBLIC POLICY Robert J. Eaton J. Bennett Johnston* Sam Nunn Frank A. Shrontz Carl Ware	Meetings: 3 • Identifies, monitors and evaluates international social, political and environmental issues • Recommends to the Board policies and strategies concerning such issues

BOARD NOMINATING AND GOVERNANCE Samuel H. Armacost Carla A. Hills* Sam Nunn Carl Ware	Meetings: 4

• Reviews ChevronTexaco’s corporate governance practices and recommends changes as appropriate
• Recommends changes to improve Board, Board committee and individual Director effectiveness
• Assesses the size and composition of the Board
• Recommends prospective director nominees
• Periodically reviews the Stockholder Rights Plan

* Committee Chairperson
** The Board of Directors has adopted new Charters for the Audit Committee, Board Nominating and Governance Committee and the Management Compensation Committee. These new Charters are effective in 2003 and attached as Appendices B, C and D, respectively.

CERTAIN BUSINESS RELATIONSHIPS BETWEEN CHEVRONTEXACO AND ITS DIRECTORS AND OFFICERS

Senator Nunn is a senior partner of the law firm of King & Spalding which provided legal services to ChevronTexaco. During 2002, the total fees paid to King & Spalding by ChevronTexaco and its subsidiaries was less than 5% of the law firm’s gross revenue for that period. We expect that King & Spalding will continue to provide legal services to ChevronTexaco in the future.

DIRECTORS’ COMPENSATION

ChevronTexaco believes that non-employee Directors’ compensation should provide total compensation that is competitive, links rewards to business results and stockholder returns and facilitates increased ownership of ChevronTexaco Stock. ChevronTexaco does not have a retirement plan for non-employee Directors. ChevronTexaco’s executive officers are not paid additional compensation for their services as Directors.

Current compensation for non-employee Directors includes the following stock and cash elements:

STOCK COMPENSATION

On the date of the Annual Meeting, 400 shares of restricted ChevronTexaco Stock are granted under the ChevronTexaco Restricted Stock Plan for Non-Employee Directors (RSP). Dividends attributable to the restricted shares may be paid in cash or used by the Director to purchase additional shares of restricted ChevronTexaco Stock.

Restricted stock awards are subject to forfeiture if a non-employee Director does not serve as a ChevronTexaco Director for a minimum of five years after the award is granted. However, such forfeiture does not apply if a Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service.

On the date of the Annual Meeting, 1,000 deferred stock units are granted under the RSP. Deferred stock units attract dividend equivalents that are reinvested into additional deferred stock units. Deferred stock units are not subject to forfeiture.

CASH COMPENSATION

Non-employee Directors receive:

•	$100,000 annual retainer, of which $75,000 is in cash and $25,000 is in shares of restricted stock or deferred stock units.

•	$10,000 annual cash retainer for each Board Committee chairperson.

DEFERRALS OF CASH COMPENSATION

The ChevronTexaco Corporation Deferred Compensation Plan for Directors (DCP) provides an opportunity for non-employee Directors to defer payment of their directors’ fees. Under the plan, a non-employee Director may defer receipt of all or any portion of the annual cash retainer. Deferrals may be credited into accounts tracked with reference to any of the investment fund options available to participants in the ChevronTexaco Employee Savings Investment Plan, including a ChevronTexaco stock fund. Distribution from the plan is made in cash.

Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

EXPENSES

Non-employee Directors are reimbursed for out-of-pocket expenses that they incur in connection with the business and affairs of ChevronTexaco.

NEW PLAN

Subject to stockholder approval, the RSP and DCP will be merged into the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, which is presented beginning on page A-1 of this proxy statement.

STOCK OWNERSHIP INFORMATION

DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP

The following table shows the ownership interest in ChevronTexaco Stock for each Director nominee and executive officer as of March 5, 2003. No Director nominee or executive officer owns 1% or more of the outstanding shares of ChevronTexaco Stock, nor do the Directors and executive officers as a group.

	Shares		Restricted
Name	Currently	Exercisable	Stock
(“•” denotes a non-employee Director)	Owned (1)	Options (2)	Units (3)
Samuel H. Armacost•	9,520	0	1,027
Darald W. Callahan	36,107	161,700	0
Robert J. Eaton•	3,067	0	1,883
Sam Ginn•	4,642	0	4,060
Carla A. Hills•	4,956	0	1,027
Charles A. James	4,596	0	0
Franklyn G. Jenifer•	5,534	0	3,623
J. Bennett Johnston•	2,655	0	1,027
George L. Kirkland	11,753	100,700	0
Sam Nunn•	2,496	0	4,390
David J. O’Reilly	32,031	605,700	12,652
Peter J. Robertson	21,732	246,400	2,559
Charles R. Shoemate•	4,937	0	3,653
Frank A. Shrontz•	3,915	0	1,027
Thomas A. Vanderslice•	19,030	0	17,682
Carl Ware•	834	0	1,027
John S. Watson	6,779	105,500	0
Raymond I. Wilcox	21,347	50,200	8,323
Patricia A. Woertz	4,507	170,300	171
John A. Young•	7,420	0	1,027
Directors and executive officers as a group (20 persons)	207,858	1,440,500	65,158

(1)	For non-employee Directors the amounts shown include shares of restricted ChevronTexaco Stock awarded under the RSP. For executive officers the amounts shown include shares held for them in trust under the Employee Savings Investment Plan.

(2)	These stock options were awarded under the Long-Term Incentive Plan and are currently exercisable. SEC rules consider a person to be the beneficial owner of shares of ChevronTexaco Stock if (a) he or she has a right to vote or sell them or (b) can exercise an option to acquire them now or at some time within the next 60 days.

(3)	Restricted Stock Units do not carry voting rights and may not be sold. But they represent economic ownership of ChevronTexaco Stock since their value depends on the performance of ChevronTexaco Stock and they may ultimately be paid in shares. For non-employee Directors, these are stock units awarded under the RSP and the Texaco Inc. Director and Employee Deferral Plan. For executive officers, these are stock units deferred under the Deferred Compensation Plan for Management Employees.

________________________________________________________________________________

OTHER SECURITY HOLDERS

ChevronTexaco does not know of any person who has or shares voting and/or investment power with respect to more than 5% of the shares of ChevronTexaco Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Directors and executive officers, to file with the SEC, the NYSE and ChevronTexaco reports of initial ownership and changes in ownership of ChevronTexaco equity securities.

Based solely on a review of the reports furnished to ChevronTexaco, we believe that during 2002 all of your Directors and executive officers complied with the requirements.

CORPORATE GOVERNANCE GUIDELINES

These guidelines have been approved by the ChevronTexaco Board of Directors. The guidelines, in conjunction with the Restated Certificate of Incorporation, By-Laws and Board Committee charters, form the framework for governance of the Corporation.

ROLE OF THE BOARD OF DIRECTORS

The Board of Directors oversees and provides policy guidance on the business and affairs of the Corporation. It monitors overall corporate performance, the integrity of the Corporation’s financial controls and the effectiveness of its legal compliance programs. The Board oversees management and plans for the succession of key executives. The Board oversees the Corporation’s strategic and business planning process. This is generally a year-round process culminating in a day-long Board review of the Corporation’s updated Corporate Strategic Plan, its business plan, the next year’s capital expenditures budget plus key financial and supplemental objectives.

BOARD MEMBERSHIP CRITERIA

Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with The ChevronTexaco Way. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing stockholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number.

The Board Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Corporation and the long-term interests of the stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation, to maintain a balance of knowledge, experience and capability.

DIRECTOR INDEPENDENCE

A majority of the Board consists of independent Directors, as defined by the New York Stock Exchange. The standard for independence under the proposed New York Stock Exchange listing standards is the absence of any of the specifically enumerated disqualifications plus the absence of any “material relationship” with the company. In making its determination concerning the absence of a material relationship, the Board will presume independence of a Director if the required proxy statement disclosures of relationships or transactions between the Director and the Corporation do not require the disclosure of the specific dollar amounts of the transactions.

SELECTION OF NEW DIRECTORS

Directors are elected annually by the stockholders at the Annual Meeting. The Board of Directors proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect Directors to serve until the next Annual Meeting. The Board Nominating and Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Stockholders may recommend a nominee by writing to the Corporate Secretary specifying the nominee’s name and the qualifications for Board membership. All recommendations are brought to the attention of the Board Nominating and Governance Committee.

CORPORATE GOVERNANCE GUIDELINES (Continued)

BOARD SIZE

The By-Laws provide that the number of Directors is determined by the Board. The Board’s size is assessed at least annually by the Board Nominating and Governance Committee and changes are recommended to the Board when appropriate. If any nominee is unable to serve as a Director, the Board may reduce the number of Directors or choose a substitute.

TERM OF OFFICE

Directors serve for a one-year term and until their successors are elected. They stand for election based on the Corporation’s performance record, which is set forth in the Corporation’s annual report and proxy statement.

BOARD MEMBERSHIPS

Directors limit their other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their Director duties. The Board Nominating and Governance Committee reviews and concurs in the election of any employee Director to outside, for-profit board positions.

DIRECTOR RETIREMENT POLICY

Non-employee Directors may not stand for re-election after reaching age 72. Employee Directors may not serve as Directors once their employment with the Corporation ends. Mandatory retirement for employee Directors is age 65.

NUMBER AND COMPOSITION OF BOARD COMMITTEES

The Board has four committees: Audit, Board Nominating and Governance, Management Compensation and Public Policy. All Committees are comprised solely of non-employee Directors and members of the Audit, Board Nominating and Governance and Management Compensation committees are independent Directors, as defined by the New York Stock Exchange. In addition, all Audit Committee members meet the proposed requirement that they may not directly or indirectly receive any compensation from the Corporation other than their Directors’ compensation.

Each committee is chaired by an independent Director who determines the agenda, the frequency and length of the meetings and who has unlimited access to management, information and independent advisors, as necessary and appropriate. Each non-employee Director generally serves on one or two committees. Committee members serve staggered terms enabling Directors to rotate periodically to different committees. Four- to six-year terms for committee chairpersons facilitate rotation of committee chairpersons while preserving experienced leadership.

EXECUTIVE SESSIONS

Non-employee Directors meet in executive session at each regularly scheduled Board meeting. The sessions are chaired by the chairperson of the Board Nominating and Governance Committee. Any non-employee Director can request that an executive session be scheduled.

BUSINESS CONDUCT AND ETHICS CODE

The Board expects all Directors, as well as officers and employees, to display the highest standard of ethics, consistent with The ChevronTexaco Way. The Board also expects Directors, officers and employees to acknowledge their adherence to the Corporation’s Business Conduct and Ethics Code. The Corporation has and will continue to maintain the Business Conduct and Ethics Code. The Board’s Audit Committee periodically reviews compliance with this Code.

CORPORATE GOVERNANCE GUIDELINES (Continued)

SUCCESSION PLANNING

Annually, the non-employee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates.

BOARD COMPENSATION

Non-employee Directors receive compensation that is competitive, links rewards to business results and stockholder returns, and facilitates increased ownership of the Corporation’s stock. The compensation consists of cash and equity components. The Corporation does not have a retirement plan for non-employee Directors. Employee Directors are not paid additional compensation for their services as Directors. The Board Nominating and Governance Committee periodically reviews and recommends changes to Board compensation to ensure that the total compensation remains competitive and appropriate.

BOARD ACCESS TO SENIOR MANAGEMENT

Directors are encouraged and provided opportunities to talk directly to any member of management regarding any questions or concerns the Director may have.

DIRECTOR ORIENTATION AND EDUCATION

The Corporation has and will continue to maintain an orientation program that contains written material, oral presentations and site visits. In addition, the Corporation supports continuing Director education.

EVALUATION OF BOARD PERFORMANCE

The Board and each Board committee conduct a self-evaluation annually. The Board Nominating and Governance Committee oversees this self-evaluation process and assesses the full Board’s performance. The Committee recommends changes to improve the Board, the Board committees and individual Director effectiveness. The Committee utilizes a periodic Board operations and governance questionnaire to gather input to assist the Committee’s evaluation and recommendations.

CHIEF EXECUTIVE OFFICER PERFORMANCE REVIEW

The Board annually reviews the CEO performance. To conduct this review, the Board Nominating and Governance and Management Compensation Committee chairpersons gather and consolidate input from all Directors. The consolidated input is reviewed at a meeting in executive session with all non-employee Directors after which the chairpersons present the results of the review of the CEO.

DIRECTOR AND OFFICER STOCK OWNERSHIP GUIDELINES

The Board expects all Directors and executive officers to display confidence in the Corporation by ownership of a significant amount of stock. The Board has structured its compensation to result in ownership of at least 8,000 shares of stock or stock units after five years of service as a Director. The Board has also established stock ownership guidelines for executive officers of the Corporation. Targets are based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other executive officers 2 times. Executives are expected to achieve targets within 5 years of assuming their positions. The Management Compensation Committee periodically assesses the guidelines and ownership relative to these guidelines, and makes recommendations as appropriate.

CORPORATE GOVERNANCE GUIDELINES (Concluded)

ACCESS TO INDEPENDENT ADVISORS

The Board and each Board committee have the right at any time to retain independent outside financial, legal or other advisors.

BOARD AGENDA AND MEETINGS

The Chairman in consultation with the other members of the Board determines the timing and length of the meetings of the Board. In addition to eight regularly scheduled meetings, unscheduled Board meetings may be called, upon proper notice, at any time to address specific needs of the Corporation.

The Chairman establishes the agenda for each Board meeting with input from the Directors. The Directors also provide input for additional pre-meeting materials. They make suggestions to the appropriate committee chair at any time. The agendas for Board meetings provide opportunities for the operating heads of the major businesses of the Corporation to make presentations to the Board. Each year the Board reviews the long-term strategic plan for the Corporation and the principal issues that the Corporation expects to face in the future.

REPORTING OF CONCERNS REGARDING ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

The ChevronTexaco Business Conduct and Ethics Code directs any employee having information or knowledge of any unrecorded fund or asset or any prohibited act to promptly report it to his or her management and to the Corporation’s Auditing Department, which shall promptly advise the Comptroller, or the employee may call the toll-free 24-hour compliance Hotline. The Hotline is anonymous, administered by an outside firm and overseen by the Corporate Law Department. Information from the Hotline is brought to the attention of local or corporate legal or financial management. If there is a suggestion that financial management might be involved in the misconduct, the Chief Corporate Counsel will, based upon his or her judgment, bring the matter to the attention of the Chair of the Audit Committee. The Chief Corporate Counsel will periodically advise the Audit Committee of those items that were directed to local or corporate financial management for resolution.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board operates under a written charter adopted by your Board. Your Board adopted revisions to the Audit Committee’s charter in December 2002 and the new charter is included as Appendix B to this proxy statement. All members of the Audit Committee meet the independence standards established by your Board, the New York Stock Exchange and the Sarbanes-Oxley Act of 2002.

The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of ChevronTexaco’s financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with ChevronTexaco’s management and independent auditor. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee met privately with the independent auditor, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent auditor its independence from ChevronTexaco and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in ChevronTexaco’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

Respectfully submitted on March 13, 2003, by the members of the Audit Committee of your Board:

Sam Ginn, Chairperson
Franklyn G. Jenifer
Charles R. Shoemate
Thomas A. Vanderslice
John A. Young

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Management Compensation Committee of the Board of Directors (the “Committee”) makes this report to help you understand the Committee’s objectives and the procedures used to determine the compensation of ChevronTexaco’s Chief Executive Officer and other senior ChevronTexaco executives.

The Committee, which is responsible for ChevronTexaco’s executive compensation program, is composed entirely of “independent outside directors,” as defined under section 162(m) of the Internal Revenue Code, who have never served as officers of the Corporation.

The Committee is advised on plan design by external compensation consultants. ChevronTexaco’s compensation staff provides additional counsel, data and analysis as requested by the Committee. The Committee’s outside consultant is retained by the Committee as necessary to make presentations during the year, including an annual review of ChevronTexaco’s competitive compensation position.

In 2002, the Committee reviewed the ChevronTexaco Executive programs with respect to the provisions of the Sarbanes-Oxley Act and the proposed New York Stock Exchange listing requirements. In conjunction with the Board Nominating and Governance Committee, the Committee amended the Management Compensation Committee charter, which is included in Appendix D. The Committee believes that it is functioning within the parameters of, and the ChevronTexaco programs are in compliance with, all of the new provisions and requirements.

Compensation Philosophy And Objectives

The Committee believes that compensation of ChevronTexaco’s key executives should:

•	link rewards to business results and stockholder returns;

•	encourage creation of long-term stockholder value and achievement of strategic objectives;

•	target management range structure and award opportunities at the market median, with opportunity to pay in the upper quartile for superior performance results;

•	market defined as major oils (primary) and other large capital intensive businesses (secondary)

•	maintain an appropriate balance between base salary, short-term and long-term incentive opportunities, with more compensation at risk at the higher salary grades;

•	attract and retain the highest caliber personnel on a long-term basis; and,

•	provide motivational programs to focus on long-term retention needs through pay management, leadership development and growth opportunities.

ChevronTexaco uses nine U.S. based oil companies in the industry group as its competition when determining competitive compensation practice: Amerada Hess, BP, ConocoPhillips, Exxon Mobil, Marathon, Occidental, Sunoco, Unocal and US Shell. The makeup of this peer group reflects the companies ChevronTexaco competes with for overall human resources talent. In addition, the Corporation’s competitive position is reviewed against approximately 20 major capital-intensive international companies spanning a wide range of industries. The general industry comparators were chosen

EXECUTIVE COMPENSATION (Continued)

because of similar business characteristics as well as relatively equivalent scope and complexity of operations.

The competitors listed on the performance graph (page 27) as Peer Group II are considered by the Committee to be the primary competition in the marketplace where ChevronTexaco operates and comprise the competitor peer group for determining relative total stockholder return (TSR), which is stock price appreciation plus dividends on a reinvested basis. Royal Dutch Petroleum is used in place of US Shell because US Shell is not a publicly traded company.

Key Elements Of Executive Compensation

ChevronTexaco’s executive compensation program consists of three elements: Base Pay, Short-Term Incentives and Long-Term Incentives. For senior executives, the Committee believes short-term and long-term incentive pay, linked to ChevronTexaco’s financial performance, should represent half or more of their total compensation opportunity.

Base Pay

•	The executive salary structure targets the average pay levels of the oil competitors. When establishing the salary structure, the Committee also reviews non-oil pay information. This analysis is provided by its external consultant to ensure compensation opportunity is appropriate on a broad industry basis and with respect to local or geographic competitive markets.

•	Actual salaries vary by individual and are based on sustained performance toward achievement of ChevronTexaco’s goals, objectives and strategic intents. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers.

•	At least annually the Committee evaluates the chief executive officer’s performance in light of such goals and objectives, leads a discussion of the full Board with respect to the evaluation, and communicates the results to the chief executive officer.

•	Executive salaries and proposed changes are reviewed and approved by the Committee. The Committee also considers experience and current salary compared to market rates when considering salary actions.

Short-Term Incentive (Management Incentive Plan)

•	The Management Incentive Plan (MIP) is an annual cash incentive plan which links awards to performance results of the prior year. Individual target awards vary by salary grade and are based on the competitive annual bonus practices of oil competitors, with reference to the award levels of the general industry comparator group. Actual individual awards vary from approximately 200% of target to zero, and reflect ChevronTexaco’s business results and performance at the business unit and individual level.

•	Awards are based on the Committee’s assessments of performance vs. objectives for two or three components: corporate results, operating company/staff results and in some larger operating companies strategic business unit results (SBU). Each component is weighted about the same. A leadership performance factor (LPF) is used as an overall modifier to the component ratings. The LPF is based on personal contribution in achieving business results and leadership behaviors demonstrated in achieving the results. Performance assessments within each of the components are aggregate judgments; there is no specific weighting formula for each factor within a component.

EXECUTIVE COMPENSATION (Continued)

•	Corporate, operating company and SBU financial and strategic objectives are set at the beginning of each year. Financial objectives are developed for: earnings, return on capital employed (ROCE), cash flow, operating expense and other key operating measures. Non-financial measures such as organizational safety performance versus objectives and reliable operations metrics are also included in the evaluation process. Results are measured against internal objectives and against external oil competitor results.

•	An individual’s key job responsibilities and objectives are also established at the beginning of each year. Individual objectives include achievement of business unit financial goals as well as targets related to business operations (e.g., refinery throughput, production volumes, product quality, safety, environmental performance, etc.). Performance assessments are also made on other factors including diversity, leadership, teamwork, communication, developing employees, creativity and innovation, and building partnerships.

•	The corporate performance assessment is the same for all MIP participants. Individuals will have different operating company, SBU and leadership performance assessments.

Long-Term Incentive (Long-Term Incentive Plan)

•	The Long-Term Incentive Plan (LTIP) is designed to align the interests of executives with stockholders and to provide each executive with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Individual grants vary by salary grade, and are based on valuations of grants made by the oil competitors (these valuations are provided by the Committee’s external consultant). Review of general industry grant levels is also done for calibration. Grants are typically in the form of non-qualified stock options and performance shares (formerly called performance units). Each year a limited number of above standard or below standard awards may be granted on a case-by-case basis to certain individuals when performance merits.

•	Non-Qualified Stock Options (NQSOs) are awarded at market price on the day of grant, vest one-third after one year, two-thirds after two years and 100% after three years. Options have a ten-year term. Their ultimate value depends entirely on appreciation of ChevronTexaco Stock. The Committee does not grant discounted options.

•	Performance Shares— The ultimate value of performance shares (denominated in shares of ChevronTexaco Stock) is tied to Total Stockholder Return (TSR) as compared to TSRs for the peer group competitors. Performance shares have a three-year vesting period, with a performance modifier based on relative TSR ranking that can vary from 0% to 200%, as determined by the Committee

Executive Stock Ownership

ChevronTexaco has adopted guidelines for stock ownership. Targets are based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other executive officers 2 times. Executives are expected to achieve targets within 5 years of assuming their positions. ChevronTexaco executive officers as a whole own shares equal to approximately 3 1/2 times their aggregate base salary.

EXECUTIVE COMPENSATION (Continued)

2002 CEO Compensation

Base Pay

ChevronTexaco executive level salary ranges are adjusted, as necessary, to maintain competitiveness with its competitor group. Individual salaries are maintained within the appropriate range for each position, and are reviewed annually.

The Committee increased Mr. O’Reilly’s annual salary in 2002 to $1,100,000, in recognition of his accomplishments during 2001, including his leadership during the successful integration of Chevron and Texaco following the merger. This increase still left Mr. O’Reilly’s salary lower than the average CEO salary for both the oil competitor group and the general industry comparator group.

Annual Bonus (MIP)

ChevronTexaco’s MIP awards are made under the same determination rules for all participants. The CEO, Vice Chairman and Executive Vice President awards are based on Corporation and individual performance. All other executives’ awards will additionally be based on operating company and business unit performance.

Based on ChevronTexaco’s 2002 performance, the Committee granted Mr. O’Reilly a MIP award of $700,000, which is a reduction of 86% from 2001 (a 61% reduction excluding his 2001 merger related bonus), and below Mr. O’Reilly’s target award.

The factors considered in determining Mr. O’Reilly’s award were:

•	Excellent progress towards merger integration goals and synergy targets,

•	Sustained high levels of safe and environmentally sound operations,

•	Lower-than-objective net income due in part to investment and other asset write-downs, and

•	Disappointing TSR performance in 2002.

The MIP awards granted to Mr. O’Reilly and to the other four highest-paid officers for the past three performance years are presented in the Summary Compensation Table which follows this report.

Long-Term Incentives (LTIP)

ChevronTexaco’s LTIP grants are made under the same determination rules for all LTIP participants. Mr. O’Reilly received a stock option grant of 200,000, and 42,000 performance shares from the Committee in 2002. Based on data provided by their outside consultant, the Committee believes this grant is reasonable and well within competitive practice for his level of responsibilities.

Mr. O’Reilly was granted 32,000 performance shares in 1999 for the performance period January 1, 2000 through December 31, 2002. ChevronTexaco’s TSR relative to competition for this three-year period resulted in a performance share payout of $2,154,240 to Mr. O’Reilly.

Management Compensation Committee

Samuel H. Armacost, Chairman

Robert J. Eaton
Sen. J. Bennett Johnston
Carla A. Hills
Frank A. Shrontz

EXECUTIVE COMPENSATION (Continued)

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

		Annual Compensation
				Awards	Payouts

			Bonus($)	Securities	Vested	Non-
			(Year	Underlying	Performance	Stock	All Other
Name and		Salary	Earned)	Options	Units	Award	Compensation(1)
Principal Position	Year	($)	(2)	(#)	($)	($)	($)

D. J. O’Reilly	2002	$1,075,000	$700,000	200,000	$2,154,240	—	$81,209
Chairman	2001	$970,833	$5,000,000	150,000	$1,143,581	—	$141,853
	2000	$862,500	$2,000,000	150,000	$195,375	$195,375	$86,047

P. J. Robertson	2002	$615,000	$425,000	80,000	$471,240	—	$46,112
Vice Chairman	2001	$519,167	$1,150,000	60,000	$640,406	—	$73,914
	2000	$479,167	$700,000	33,000	$195,375	$195,375	$47,803

P. A. Woertz	2002	$543,750	$275,000	45,500	$471,240	—	$41,072
Executive Vice	2001	$487,292	$1,128,000	45,500	$640,406	—	$67,896
President	2000	$418,750	$240,000	33,000	$48,844	$48,844	$50,956

G. L. Kirkland	2002	$418,750	$264,000	33,000	$418,750	—	$31,261
Vice President	2001	$345,000	$836,000	33,000	$155,527	—	$54,480
	2000	$315,743	$460,000	24,500	$48,844	$48,844	$34,881

J. S. Watson	2002	$450,000	$350,000	45,500	$175,032	—	$32,524
Vice President	2001	$405,417	$2,000,000	33,000	$237,865	—	$54,480
	2000	$315,833	$455,000	33,000	$36,633	$36,633	$34,881

(1)	Includes ChevronTexaco’s contributions to the Employee Savings Investment Plan and allocations under the Excess Benefit Plan for the Employee Savings Investment Plan. For 2002, contributions under the Employee Savings Investment Plan for the named individuals were as follows: D. J. O’Reilly, $12,649, P. J. Robertson, $13,379; P. A. Woertz, $13,655; G. L. Kirkland, $14,261; and J. S. Watson, $14,124 and contributions under the Excess Benefit Plan for the named individuals were as follows: D. J. O’Reilly, $68,560; P. J. Robertson, $32,733; P. A. Woertz $27,417; G. L. Kirkland, $17,000; and J. S. Watson, $18,400.

(2)	2001 amounts include regular annual bonus amounts as follows: D. J. O’Reilly, $1,800,000; P. J. Robertson, $650,000; P. A. Woertz, $628,000; G. L. Kirkland $336,000; and J. S. Watson, $500,000. In addition, the ChevronTexaco Management Compensation Committee of the Board of Directors recognized exemplary performance related to the successful merger of Chevron and Texaco. They granted special one-time supplemental cash awards in 2001 that will not be benefits bearing for retirement plan purposes as follows: D. J. O’Reilly, $3,200,000; P. J. Robertson, $500,000; P. A. Woertz, $500,000; G. L. Kirkland, $500,000; and J. S. Watson, $1,500,000.

_______________________________________________________________________________

EXECUTIVE COMPENSATION (Continued)

LONG-TERM INCENTIVE PLAN—2002 PERFORMANCE SHARES AWARDS TABLE

	Number of	Performance
	Performance	Period Until	Estimated Future Payout

Name	Shares Granted	Payout	Threshold	Target	Maximum

D. J. O’Reilly	32,000	3 Years	16,000	32,000	64,000
P. J. Robertson	18,000	3 Years	9,000	18,000	36,000
P. A. Woertz	9,700	3 Years	4,850	9,700	19,400
G. L. Kirkland	7,000	3 Years	3,500	7,000	14,000
J. S. Watson	9,700	3 Years	4,850	9,700	19,400

The payout can vary depending on ChevronTexaco TSR vs. its peer group competitors. A performance modifier provides the incentive to maximize TSR relative to the competitor peer group by modifying the payout value (e.g., the modifier is 200% for the highest relative TSR and 0% for the lowest relative TSR). Payout (in dollars) is equal to the number of shares times a performance modifier based on relative TSR times the 20-day trailing average price of ChevronTexaco Stock at the end of the performance period. An election may be made to receive payment in stock.

OPTION GRANTS IN LAST FISCAL YEAR TABLE

		Individual
		Grants
		Percentage of
	Number of	Total
	Securities	NQSOs/SARs	Exercise		Potential Realizable Value After 10 Years
	Underlying	Granted to	or Base		based on Assumed Compounded Annual
	Options	Employees in	Price	Expiration	Rates of Stock Price Appreciation
Name	Granted (1)	2002	(per Share) (2)	Date	0% per Year	5% per Year	10% per Year

D. J. O’Reilly	200,000	6.0	$86.25	6/26/12	—	$10,848,432	$27,492,057

P. J. Robertson	80,000	2.4	$86.25	6/26/12	—	$4,339,373	$10,996,823

P. A. Woertz	45,500	1.4	$86.25	6/26/12	—	$2,468,018	$6,254,443

G. L. Kirkland	33,000	1.0	$86.25	6/26/12	—	$1,789,991	$4,536,189

J. S. Watson	45,500	1.4	$86.25	6/26/12	—	$2,468,018	$6,254,443

Executive Plan

NQSO Stock Price/ Share			$86.25		$86.25	$140.49	$223.71

Total ChevronTexaco 2002 NQSO’s/ SAR’s granted	3,341,175					$181,232,554	$459,278,875

All Stockholders (3)	1,068,136,642				—	$57,938,040,303	$146,826,369,561

Optionee Gain as % of All Stockholders’ Gain						0.31%	0.31%

(1)	NQSOs have a 10-year term and are generally vested 33.33% at each anniversary of the date of grant for three years. The exercise price is fair market value on the date of grant.

(2)	The exercise or base price was set on June 26, 2002. ChevronTexaco’s stock price at the close of business on March 24, 2003 was $64.98.

(3)	Represents the potential aggregate increase in market capitalization of ChevronTexaco based upon the 1,068,136,642 outstanding shares of ChevronTexaco Stock as of December 31, 2002.

EXECUTIVE COMPENSATION (Continued)

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES TABLE

					Value of Unexercised
			Unexercised Shares		In-the-Money Shares
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

D. J. O’Reilly	15,200	$691,980	605,700	200,000	$935,696	—

P. J. Robertson	—	—	246,400	80,000	$930,615	—

P. A. Woertz	—	—	170,300	45,500	$262,139	—

G. L. Kirkland	—	—	100,700	33,000	$391	—

J. S. Watson	—	—	105,500	45,500	$150,179	—

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

In 2002, your Board adopted the Change-In-Control Benefit Protection Program to provide employees with benefit protection and to retain employees in the event of a change-in-control.

In the event of a change-in-control, executive officers of ChevronTexaco are generally entitled to the following enhanced benefits:

•	unvested benefits under retirement plans become fully vested,

•	outstanding stock options are converted into options of the acquiring company,

•	payouts on outstanding performance shares must be at least equal to target amounts, and

•	MIP bonuses for the year in which the change-in-control occurs must be at least equal to target amounts.

If executive officers are terminated other than for cause (or resigns as a result of a demotion), they will receive:

•	severance benefits up to a maximum of three years salary and MIP bonus,

•	immediate vesting of any unvested stock options,

•	immediate vesting on a pro rated basis for other incentive awards such as performance shares and MIP bonuses,

•	gross-up payments for excise tax liability, if any,

•	insurance coverage protected for two years, and

•	a trust fund established to secure payment of any vested, but unpaid benefits.

For the foregoing purposes, a “change-in-control” would occur if:

•	anyone acquired 20% or more of ChevronTexaco Stock (other than from ChevronTexaco itself); or

•	the current Directors and those elected in normal circumstances cease to be a majority; or

•	a merger or other business combination occurs and ChevronTexaco’s stockholders receive less than 55% of the resulting equity.

EXECUTIVE COMPENSATION (Continued)

PENSION PLAN TABLE

	Years of Benefit Accrual Service

Remuneration*	20	25	30	35	40

$ 700,000	$224,000	$280,000	$336,000	$392,000	$448,000
$ 750,000	$240,000	$300,000	$360,000	$420,000	$480,000
$1,000,000	$320,000	$400,000	$480,000	$560,000	$640,000
$1,250,000	$400,000	$500,000	$600,000	$700,000	$800,000
$1,500,000	$480,000	$600,000	$720,000	$840,000	$960,000
$1,750,000	$560,000	$700,000	$840,000	$980,000	$1120,000
$2,000,000	$640,000	$800,000	$960,000	$1,120,000	$1,280,000
$2,250,000	$720,000	$900,000	$1,080,000	$1,260,000	$1,440,000
$2,500,000	$800,000	$1,000,000	$1,200,000	$1,400,000	$1,600,000
$2,750,000	$880,000	$1,100,000	$1,320,000	$1,540,000	$1,760,000
$3,000,000	$960,000	$1,200,000	$1,440,000	$1,680,000	$1,920,000
$3,250,000	$1,040,000	$1,300,000	$1,560,000	$1,820,000	$2,080,000
$3,500,000	$1,120,000	$1,400,000	$1,680,000	$1,960,000	$2,240,000
$3,750,000	$1,200,000	$1,500,000	$1,800,000	$2,100,000	$2,400,000

*	For plan purposes, this means (1) average annual salary over the highest paid 36 months plus (2) the average of the three highest MIP awards during the last ten years of employment.

Employees who meet the age, service, and other requirements of ChevronTexaco’s pension plans are eligible for a pension after retirement. The table shows the approximate yearly benefit that would be paid to a ChevronTexaco employee in the top compensation and period of service categories. The table reflects a single life annuity form of payment. Retiring employees may also elect to receive an equivalent lump-sum payment instead of an annuity. The pension formula also includes a reduction for Social Security that is not a material portion of the benefit.

Under the ChevronTexaco plans, covered compensation for the named executive officers includes the amount shown in the “Salary” column of the Summary Compensation Table and the regular bonus (but not the 2001 special merger bonus) shown in the “Bonus” column of that table. At December 31, 2002, the covered compensation and years of service were D. J. O’Reilly $2,490,000 (34 years); P. J. Robertson $1,151,666 (29 years); P. A. Woertz $957,973 (26 years); G. L. Kirkland $704,583 (28 years); and J. S. Watson $864,583 (22 years).

EXECUTIVE COMPENSATION (Concluded)

PERFORMANCE GRAPH

The stock performance graph below shows how an initial investment of $100 in ChevronTexaco Stock would have compared to an equal investment in the S&P 500 Index or the Competitor Peer Group indexes. The Competitor Peer Group companies are those with which ChevronTexaco competes directly and against which for a number of years it has measured its performance for purposes of calculating grants under its Management Incentive Plan and its Long-Term Incentive Plan. To better reflect the primary competition in the marketplace where ChevronTexaco operates, the Management Compensation Committee changed the Peer Group from Peer Group I to Peer Group II in 2002. The SEC’s rules require ChevronTexaco to show the performance of both of these Competitor Peer Groups for the five-year period from 1998-2002. The comparison covers a five-year period beginning December 31, 1997 and ending December 31, 2002 and is weighted by market capitalization as of the beginning of each year. It includes the reinvestment of all dividends that an investor would be entitled to receive. The interim measurement points show the value of $100 invested on December 31, 1997 as of the end of each year between 1998 and 2002.

	1997	1998	1999	2000	2001	2002

ChevronTexaco	100	110.96	119.10	119.66	130.70	100.45
S&P 500	100	128.59	155.64	141.46	124.65	97.10
Peer Group I	100	112.87	142.09	142.55	133.72	121.98
Peer Group II	100	110.02	139.37	139.70	129.98	118.11

Peer Group I comprises	Amoco (’98), ARCO (’98 - ’00), BP-ADS (’99 - ’02), Exxon Mobil, Mobil (’98 - ’99), Royal Dutch Petroleum-ADR and Texaco (’98 - ’00).

Peer Group II comprises	BP-ADS, Exxon Mobil, Royal Dutch Petroleum-ADR and ConocoPhillips.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2002 with respect to ChevronTexaco equity compensation plans:

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	14,289,799 (3)	$78.58 (4)	(5)

Equity compensation plans not approved by security holders(6)	2,208,772 (7)	$76.31 (8)	(9)

Total	16,498,571	$78.32

(1)	The table does not include information for employee benefit plans of ChevronTexaco and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and foreign employee benefit plans which are similar to Section 401(a) plans. 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

The table also does not include information for equity compensation plans assumed by ChevronTexaco in mergers and outstanding at December 31, 2002. Securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2002 were 11,986,771 and the weighted-average exercise price (excluding restricted stock units, performance units and other rights for which there is no exercise price) was $87.84. No further grants or awards can be made under these assumed plans, however, certain of the assumed plans provide for restoration options when ChevronTexaco Stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)	Consists of two plans: the ChevronTexaco Corporation Long -Term Incentive Plan (LTIP) and the ChevronTexaco Corporation Restricted Stock Plan for Non-Employee Directors (RSP). Stock options and performance shares are awarded under LTIP and deferred stock units are awarded under RSP.

(3)	Consists of 13,871,534 stock options, 21,091 deferred stock units and 397,174 performance shares outstanding as of December 31, 2002. Performance shares are notional — they may be paid out in cash or stock — and the amount depends on application of a performance multiplier (from 0 to 2) determined based on the Corporation’s TSR relative to a peer competition group over a three-year period.

(4)	The weighted average exercise price does not include outstanding performance shares under LTIP or deferred stock units under RSP for which there is no exercise price.

(5)	Under LTIP the maximum number of shares for which awards may be granted in each calendar year shall be 1% of the total issued and outstanding shares of ChevronTexaco Stock as of January 1 of such year. The total number of shares remaining available for awards under LTIP in any calendar year will be reduced by the number of shares subject to awards previously made under LTIP in that calendar year and by an imputed number of shares equal to the value of all other awards made in that calendar year.

No further securities remain available for issuance under RSP. Subject to stockholder approval, the RSP will be merged into the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan which is currently being presented for stockholder approval at the 2003 Annual Meeting.

(6)	This category consists of three plans: ChevronTexaco Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program), ChevronTexaco Corporation Deferred Compensation Plan for Management Employees (Deferred Compensation Plan) and ChevronTexaco UK Share Incentive Plan (UK Plan).

(7)	1,789,325 stock options were outstanding as of December 31, 2002 under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad based stock option plan adopted by the Board of Directors on January 28, 1998, effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 100 and 300 shares at an exercise price of approximately $76.31 per share. Outstanding options vested under the plan on February 11, 2000, and expire on February 11, 2008 or 180 days after the date the option holder’s employment with the Corporation ends. No further options can be granted under the 1998 Stock Option Program.

419,447 ChevronTexaco Stock Fund units were allocated to participant accounts as of December 31, 2002 under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension

EQUITY COMPENSATION PLAN
INFORMATION (Concluded)

plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Corporation benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including but not limited to, investment in notional units valued with reference to a ChevronTexaco Stock Fund. A participant may elect to transfer amounts already credited to his of her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant’s deferral account is distributed in cash, except that amounts valued with reference to the ChevronTexaco Stock Fund will be distributed in stock.

There are no outstanding rights under the UK Plan as of December 31, 2002. The UK Plan has been established effective January 1, 2003 by Chevron Texaco UK Limited (CT UK Ltd.) to give its and participating subsidiary company employees the opportunity to accumulate shares of ChevronTexaco Stock. The UK Plan succeeds certain prior plans established for the benefit of UK employees. The UK Plan allows employees to contribute to the plan pre-tax up to 10% of the employee’s basic salary or, if less, £125 per month for the purchase of shares of ChevronTexaco Stock. Pursuant to the terms, CT UK Ltd. will contribute 2 matching shares for every 1 share purchased with employee contributions up to 2.5% of the employee’s basic salary or, if less, the first £125 of monthly contributions. Each month, the trustee of the UK Plan will purchase the necessary shares in the open market at the current market value.

(8)	Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan. The UK Plan does not contain any outstanding rights as of December 31, 2002.

(9)	No further options can be granted under the 1998 Stock Option Program.

The Deferred Compensation Plan provisions do not provide for a limitation on the number of shares available under the plan. The total actual distribution of stock under the Deferred Compensation Plan was 14,164 shares in 2002 and 30,108 shares in 2001.

The UK Plan provisions do not provide for a limitation on the number of shares to be purchased pursuant to the plan; however, as described in footnote (7), the UK Plan does contain limitations based on the percentage of salary that may be contributed annually under the plan. In addition, the shares purchased under the UK Plan are purchased in the open market and thus there should be no dilution based upon issuances under this plan; the Corporation currently estimates issuances per year over the next two to three years to be approximately 120,000 shares per year.

RATIFICATION OF INDEPENDENT ACCOUNTANTS

(Item 2 on the proxy form)

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as independent accountants to audit the books, records and accounts of ChevronTexaco and its subsidiaries for the year 2003. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of ChevronTexaco and during the two years ended December 31, 2002 provided both audit and non-audit services.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers for the years ended December 31, 2002 and 2001, were as follows (millions of dollars):

Services Provided	2002	2001

Audit	$14.5	$13.8
Audit Related	1.2	1.0
Tax	10.8	8.8
All Other*	23.3	40.3

Total	$49.8	$63.9

*	Included in the All Other fees above are $21.8 million and $36.9 million for 2002 and 2001, respectively, relating to services that PricewaterhouseCoopers no longer provides and, accordingly, are not expected to recur.

The Audit fees for the years ended December 31, 2002 and 2001 were for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, issuance of comfort letters and consents, and assistance with and review of documents filed with the SEC.

The Audit Related fees for the years ended December 31, 2002 and 2001 were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2002 and 2001 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other fees for the years ended December 31, 2002 and 2001 were for services rendered for financial information systems implementation and design; information systems reviews not performed in connection with audits; employee benefit plan services; non-information technology consulting; and information technology consulting.

Audit Committee Pre-Approval Policies and Procedures

The 2002 and 2001 audit and non-audit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

Effective January 2003, the Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services.

RATIFICATION OF INDEPENDENT
ACCOUNTANTS (Concluded)

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another firm of auditors for the following year.

Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as Independent Accountants.

APPROVAL OF THE NON-EMPLOYEE
DIRECTORS’ EQUITY COMPENSATION
AND DEFERRAL PLAN

(Item 3 on the proxy form)

Your Board recommends you vote in favor of the ChevronTexaco Corporation Non-Employee Director’s Equity Compensation and Deferral Plan (the Plan). The Board adopted the Plan on March 26, 2003, subject to stockholder approval. The Plan will allow non-employee Directors (Directors) to increase their equity interest in ChevronTexaco. The Board believes that such equity compensation is a significant factor in aligning the Directors’ interests with those of ChevronTexaco’s stockholders and in keeping ChevronTexaco’s compensation competitive in order to attract and retain qualified individuals. The Plan will replace the RSP and the DCP.

Description of the Plan

The following is a summary of the principal features of the Plan. The summary, however, is not a complete description of all the provisions of the Plan. A copy of the Plan is included as Appendix A.

Eligibility

Only members of the Board who are not employees of ChevronTexaco or its subsidiaries or affiliates are eligible to participate in the Plan. Currently, there are 12 non-employee Directors. All non-employee Directors are expected to receive awards under the Plan.

Types of Awards

The Plan provides for three types of awards: stock options, restricted stock and stock units. These awards may be in addition to or in lieu of the annual cash retainer paid to Directors. The principal features of these awards are described below.

Shares Subject to the Plan

A total of 400,000 shares of ChevronTexaco Stock are reserved for issuance under the Plan. These 400,000 shares include the number of shares currently available for issuance under the RSP. Shares issued or subject to issuance upon the exercise of options and restricted stock awards and shares equaling the number of stock units granted will count in computing the total number of shares available for awards under the Plan. Dividends, dividend equivalents, interest and other amounts credited with respect to any award outstanding under the Plan do not apply against the limit. If awards under the Plan are forfeited or otherwise terminated before exercise or settlement, then the corresponding shares will again become available for awards under the Plan. ChevronTexaco Stock issued under the Plan may be either authorized and unissued shares or issued shares that have been reacquired.

Administration

Unless otherwise designated by the Board, the Board Nominating and Governance Committee (Committee) will have authority to administer and interpret the Plan and may adopt rules to do so (Rules).

Options

Grants

Directors may be awarded an option (Option) to purchase shares of ChevronTexaco Stock. All Options granted under the Plan will be nonstatutory options and have no special tax status. No incentive stock options will be granted under the Plan. The Committee has discretion to determine the number and terms of Options awarded under the Plan including the vesting schedule and the maximum term for which any Option is to remain outstanding. The number of shares subject to the Option will be set forth in an Option Agreement and shall be determined pursuant to Rules adopted by the Committee.

APPROVAL OF THE NON-EMPLOYEE
DIRECTORS’ EQUITY COMPENSATION
AND DEFERRAL PLAN (Continued)

Price; Stockholder Rights; Assignability and Transferability

Each Option will have an exercise price per share equal to the fair market value of a share of ChevronTexaco Stock on the date of grant. The fair market value will be the price per share at which shares were traded at the close of business on the date of grant as reported on ChevronTexaco’s web site at chevrontexaco.com or, if no trading of ChevronTexaco Stock is reported for that day, the preceding day on which trading was reported.

No Director who has been awarded an Option will have any stockholder rights with respect to the shares covered by the Option until the interest in the shares is recorded as a book entry on the records of ChevronTexaco or a stock certificate is issued. An Option may only be assigned or transferred as permitted by the Committee.

Restricted Stock Awards

Grants

After each Annual Meeting, a Director who is elected to serve on the Board will receive an award of restricted stock. The number of shares will be determined by the Board on or before the date of the meeting.

The Committee has discretion to determine the terms of restricted stock awards, including vesting and forfeiture.

Restrictions and Conditions; Stockholder Rights; Assignability and Transferability

Except as provided by the Committee, the holders of restricted stock awards will have the same voting, dividend and other rights as ChevronTexaco’s other stockholders. Generally, until all restrictions are removed, a Director will not be permitted to sell, transfer, pledge, assign or encumber restricted stock awarded under the Plan.

Stock Units

Grants

After each Annual Meeting, a Director who is elected to the Board will receive an award of a number of stock units determined by the Board on or before the date of that Annual Meeting. A stock unit is a right to receive a share of ChevronTexaco Stock.

The Committee has discretion to determine the terms of stock unit awards, including rules dealing with the disposition of stock unit awards in the event of a termination of an individual’s status as a Director.

Stockholder Rights; Assignability and Transferability

Until a Director receives a distribution of a stock unit award in the form of shares of ChevronTexaco Stock, the Director will have no dividend rights, voting rights or other rights as a stockholder with respect to the shares covered by the stock units. Any stock unit awarded under the Plan may carry with it dividend equivalents.

Generally, a stock unit award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or the award becomes payable.

Deferred Compensation

The deferred compensation provisions of the Plan generally are a continuation of the deferral program previously implemented under the DCP. The Committee has the discretion to determine rules under which Directors may defer all or a portion of their annual cash retainer, the investments to be used to measure the value of such deferrals, the crediting of interest and earnings, and the time, form and value of distributions.

APPROVAL OF THE NON-EMPLOYEE
DIRECTORS’ EQUITY COMPENSATION
AND DEFERRAL PLAN (Continued)

Expected Operation of the Plan

ChevronTexaco intends to use the Plan to help administer its compensation program for Directors. For at least the next year, the Board expects the Plan to operate according to the following provisions as approved by the Committee, which are subject to amendment at any time by the Committee.

Retainer Options

Directors will be able to make an election to receive an Option in lieu of all or a portion of the annual cash retainer which would otherwise be paid in a 12-month period. Options are expected to be granted at the same time that ChevronTexaco makes stock option grants annually to eligible employees.

Restricted Stock

For the 2003 Annual Meeting, the Board expects to award 400 restricted shares to each Director.

Stock Units

For the 2003 Annual Meeting, the Board expects to award approximately 1,400 stock units to each Director. Distribution of stock units will be in shares of ChevronTexaco Stock, with cash to be distributed for any fractional share. Dividend equivalents will be credited to each outstanding stock unit.

Deferred Compensation

Directors who elects to defer all or a portion of the annual cash retainer will have the value of the deferral determined according to one or more of the funds used for a similar purpose under the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees. Available funds include the ChevronTexaco Stock Fund. Generally, distribution of deferred amounts will be in the form of cash. However, that portion of a Director’s account valued with respect to the ChevronTexaco Stock Fund will be distributed in shares of ChevronTexaco Stock, plus cash representing the value of any fractional share.

General Plan Provisions

Changes in Capitalization

In the event any change is made to the outstanding shares of ChevronTexaco Stock by reason of any stock dividend, stock split, or other subdivision or combination of shares, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class or securities and exercise price (if applicable) for which awards are outstanding under the Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding awards under it. In the event of a dissolution or liquidation of ChevronTexaco or a merger, consolidation or other reorganization, the nonvested award will be governed by the terms of the agreement of merger, consolidation or reorganization.

Amendment and Termination

The Board may amend or terminate the Plan at any time. Generally any revision or amendment that would cause the Plan to fail to comply with any law or regulation if such amendment were not approved by the stockholders will not be effective unless approval of the stockholders is obtained. Rights under any award granted before amendment of the Plan cannot be impaired without the consent of the affected Director.

Federal Income Tax Consequences

The following is a brief summary of the effect of U.S. federal income taxation on the award recipient and on the Corporation and does not discuss the income tax laws of any municipality or state in which a recipient lives.

APPROVAL OF THE NON-EMPLOYEE
DIRECTORS’ EQUITY COMPENSATION
AND DEFERRAL PLAN (Concluded)

Option Grants

Generally, a Director will not recognize taxable income upon the grant of an Option, nor will ChevronTexaco be entitled to a tax deduction at that time. A Director will in general recognize ordinary income when the Option is exercised, equal to the excess of the fair market value of the Option shares over the exercise price paid. ChevronTexaco will be entitled to an income tax deduction in the year of exercise equal to the amount of ordinary income recognized by a Director.

Restricted Stock Awards

Generally, a Director will not recognize taxable income at the time of grant of a restricted stock award, nor will ChevronTexaco be entitled to a tax deduction at that time. A Director will be subject to ordinary income tax on the fair market value of the shares at the time the restrictions lapse and ChevronTexaco will be entitled to a tax deduction of that amount.

Stock Unit Awards

Generally, a Director will not recognize taxable income at the time of award of stock units, nor will ChevronTexaco be entitled to a tax deduction. When stock units are distributed, a Director will be subject to ordinary income tax on the fair market value of the shares and the amount of cash received. ChevronTexaco will be entitled to a tax deduction equal to that ordinary income.

Deferred Compensation Program

In general, a Director will not be taxed on any amounts deferred under the Plan until they are distributed. When a Director receives a distribution, it will be taxable as ordinary income. ChevronTexaco will be entitled to a tax deduction equal to that ordinary income.

New Plan Benefits Table

The following table reflects the benefits proposed to be allocated under the Plan for the one-year period beginning May 22, 2003. All benefits under the Plan are for Directors. The number of shares or units awarded may change in subsequent years as determined by the Board. The dollar value figures given below are estimated based on the fair market value of a share of ChevronTexaco Stock as of March 24, 2003. Since the value and number of shares covered by the Option and deferred compensation components depend on Director elections and are not determinable, that information is not included.

		Number
Name and	Dollar	of	Type of
Position	Value $	Securities	Security

*	$25,992	400	Restricted Stock
	$64,980	1,400	Stock Units

*	Each Director receives the same benefit.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of ChevronTexaco Stock present or represented and entitled to vote at the 2003 Annual Meeting.

Your Board unanimously recommends that you vote FOR the Non-Employee Directors’ Equity Compensation and Deferral Plan.

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL TO SUBMIT THE RIGHTS PLAN TO A STOCKHOLDER VOTE

(Item 4 on the proxy form)
This topic won an average 60% yes vote at 50 companies in 2002.

This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/ HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

SHAREHOLDER VOTE ON POISON PILLS

YES ON 4

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO SUBMIT THE RIGHTS PLAN TO A STOCKHOLDER VOTE

Your Board recommends that you vote AGAINST this proposal. We believe it is not in the best interest of our stockholders and would actually limit our ability to respond quickly and rationally to an unsolicited offer. Furthermore, our existing stockholder rights plan is already set to terminate on November 23rd of this year.

The current stockholder rights plan was adopted to protect stockholders against abusive takeover tactics and to ensure that each stockholder would be treated fairly in an unsolicited offer to acquire ChevronTexaco. Rights plans have proven to give boards time to evaluate offers, investigate alternatives, and take steps necessary to maximize value for all stockholders.

We also have taken significant steps to address stockholder concerns about the nature of the plan:

•	Since 1998, the Board has mandated that a committee of experienced independent directors evaluate the plan at least once every three years to determine the value of its continuation.

•	The Board carefully reviewed the plan in 2002 and amended it to expire five years earlier than its initial, final expiration date. The plan will now expire on November 23, 2003.

Your Board continues to believe that it is important to retain the flexibility to adopt a stockholder rights plan without having to conduct a stockholder vote. This flexibility is designed to improve the Board’s ability to protect the interests of ChevronTexaco and all of its stockholders by enhancing the Board’s ability to negotiate with a potential acquirer and discouraging coercive takeover tactics. A requirement that the Board seek a stockholder vote on any stockholder rights plan could seriously weaken the Board’s negotiating position in a hostile situation and leave it less able to protect stockholder interests.

When the stockholder rights plan expires later this year, the Board believes it will be able to best maximize stockholder value if it retains the ability to adopt a stockholder rights plan in the future, if warranted, to preserve and protect stockholder interests.

By implementing a periodic evaluation of the current plan and significantly shortening its term, the Board has demonstrated its willingness to be responsive to stockholder concerns about the powerful nature of such plans. For these reasons, we believe that the adoption of the proposal would not be in the best interest of our stockholders, and your Board recommends you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON RENEWABLE ENERGY

(Item 5 on the proxy form)

WHEREAS:

•	Global mandates and goals for renewables are growing. Renewables are the fastest growing segment of the energy market.

•	The annual global development of wind and solar resources exceeds 25%. From 1992-2001 global wind capacity grew from nearly 2,300 MW to over 23,000 MW— a ten-fold increase, while solar photovoltaics capacity grew nearly 400% from 370 MW to over 1,800 MW.

•	Several U.S. states including Texas (3%) and California (20%) have renewables requirements for electricity production. The U.K. adopted a 20% requirement for renewables by 2020: six other countries have proposed or implemented mandates.

•	In addition, the E.U. has a goal of 22% renewables by 2010, and six European and Middle Eastern countries have goals ranging from 3% to 100%. Recent forecasts indicate clean energy markets will grow to $82 billion by 2010.

•	International energy companies will face unprecedented pressure to reduce emissions and meet clean energy demands, since 178 countries have signed the final emissions reductions rules for the Kyoto Protocol. Although US operations will not be subject to these requirements, our company will be subject to them in the countries that have ratified Kyoto. New laws will require both reductions in operational emissions, and utilizing or offering alternative low-carbon alternatives. Failure to do so may result in expensive requirements to purchase carbon credits while competitors with efficiencies such as renewables will generate a new revenue source through the sale of excess credits.

•	Two of our main international competitors, Royal Dutch/Shell and BP, have significantly increased their development of renewables.

•	In July 2002, BP announced its goal of being “a new company able to offer global energy solutions” through gasoline and diesel producing lower emissions and becoming “the world’s leading producer of solar power.” BP stated in a March 11, 2002 press release that “BP would continue to expand its solar business which is set to grow by 40% this year and already has a 17% share of the world market.”

•	ChevronTexaco’s initial step into renewables is promising but is nowhere near the scale of investment made by some of its competitors and we believe is insufficient to meet the needs created by growing political mandates.

•	ChevronTexaco has not told shareholders how it intends to keep pace with its competitors or how it intends to meet growing regulatory pressures for renewable energy.

RESOLVED: Shareholders request the Board to prepare a report (at reasonable cost and omitting proprietary information), by September 1, 2003 explaining how the company will respond to rising regulatory, competitive and public pressure to significantly develop renewable energy sources.

Supporting Statement

ChevronTexaco has partial ownership in a 22.4 MW wind farm, and appears to have some other investments, although small in comparison to BP and Shell. Supporting this resolution will indicate shareholder desire for full disclosure of the company’s strategy to meet growing demand for diversified energy sources and to remain competitive in the new Kyoto Treaty-constrained energy markets.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION
AGAINST THE PROPOSAL TO REPORT ON
RENEWABLE ENERGY

Your Corporation is active in various areas of energy production— including renewable and alternative energy— and already communicates its efforts as part of its presentations and publications to customers, investors, employees, partners and other stakeholders. In addition, this information is routinely published through press releases, on our Internet web site www.ChevronTexaco.com, and in other company publications ranging from capability brochures to our Annual Report. Consequently, your Board believes this proposal is unnecessary and recommends you vote AGAINST the proposal.

ChevronTexaco is confident that its practices and communications around the development and commercialization of renewable and alternative energy technologies reflect an appropriate research and investment prioritization, as compared to our other opportunities to create stockholder value. We accept our responsibility to customers and the public to provide low-cost energy sources for the future and believe renewable and alternative energy sources are important in the overall mix of energy for the global economy. However, their widespread application will depend on many factors including the rate of technological development, market acceptance and demonstration of economic viability.

We have been actively involved in both renewable and alternative energy development. For example, along with our partners, the Corporation is investing in a wind farm that is now producing electricity at our refinery in Holland. It is designed around nine turbines capable of producing 22 megawatts of power— enough for 20,000 homes. In another renewable energy project, ChevronTexaco is tapping into solar power through the installation of an array of flexible photovoltaic panels that provide 500 kilowatts of power to our oil field operations in California’s San Joaquin Valley. Both of these projects make economic sense today and provide the Corporation sound learning about renewables and their ability to play a more significant, but still economic, role in our future global energy mix.

ChevronTexaco has also invested strongly in energy efficiency as a responsible way to conserve energy resources and reduce greenhouse gas emissions. This long-term commitment resulted in a 20 percent energy efficiency improvement over 10 years for Chevron facilities. It will continue to deliver significant improvements well into the future.

In the larger area of alternative energy, we have been actively involved in technology development, including advanced batteries, hydrogen storage and hydrogen infrastructure development. We are working to broaden the commercial application of high-performance nickel-metal hydride batteries, and one of our joint ventures is now manufacturing the advanced OvonicTM nickel-metal hydride batteries. Also, ChevronTexaco’s corporate headquarters in San Ramon uses the largest stationary fuel cell in Northern California to provide secure power for our information technology equipment.

The development and commercialization of renewable and alternative energy sources is the sole focus of two business units that are unique among oil companies: ChevronTexaco Technology Ventures for the development of alternative energy sources and Chevron Energy Solutions for the commercialization of promising new energy technologies.

ChevronTexaco is actively engaged in developing cleaner energy resources that are commercially competitive, and our efforts at doing so are well publicized. Because our current actions and communication efforts have made it unnecessary, your Board recommends you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON CEO COMPENSATION

(Item 6 on the proxy form)

RESOLVED: The shareholders of ChevronTexaco Corporation (the Company) request that the Compensation Committee of the Board of Directors meet with the Company’s Chief Executive Officer to review ways he can voluntarily reduce his compensation to more reasonable and justifiable levels and to report on the outcome of their review in next year’s proxy statement.

Supporting Statement

William J. McDonough, President of the Federal Reserve Bank of New York, in a widely reported speech on Sept. 11, 2002, called on top corporate executives to cut their pay. Citing a study that found the average chief executive officer’s pay has gone from 42 to 400 times that of the average production worker in the past 20 years, Mr. McDonough labeled the big jump in executive compensation “terribly bad social policy and perhaps even bad morals.” He urged “CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust it to more reasonable and justifiable levels.”

There has been some movement in that direction already.

Jack Welch, former GE Chairman and CEO, asked the GE board of directors to modify his employment contract that was laden with extraordinarily lush retirement benefits to eliminate everything except the traditional office and administrative support given for decades to all retired GE Chairmen. Mr. Welch explained in a guest column in the Wall Street Journal that he did not want to look like someone who’s out of touch in today’s post-Enron world “. . . and in these times when public confidence and trust have been shaken, I’ve learned the hard way that perception matters more than ever.”

Gary Winnick, chairman of Global Crossing Ltd., pledged to contribute $25 million to offset some of the retirement-plan losses sustained by thousands of his company’s current and former employees as a result of his company’s stock-price declines. This prompted Duke University law professor James Cox to comment in the Wall Street Journal that: “This sets a high moral bar, so I do think some other executives will take the cue and do it.”

Cendant Corp. announced that the compensation of its chairman and CEO, Henry Silverman, would be more than halved after he voluntarily agreed to the elimination of his right to an annual stock option grant and more closely linked his overall pay to the company’s earnings.

The compensation of the Company’s CEO needs review. The Company’s 2002 proxy statement showed in its performance graph that measured by the value of $100 invested on December 31, 1996, as of the end of 2001 the Company had underperformed the S&P 500 Index and one Peer Group while beating another Peer Group by a mere 70-cents. Yet for 2001, according to the executive compensation charts in the 2002 proxy statement, the Company’s CEO received a salary of $970,833, a bonus of $5 million, options on 150,000 shares (which after 10 years could be worth $8,353,293 based on a 5% assumed compounded annual rate of stock price appreciation and $21,168,884 million based on a 10% assumed compounded annual rate of stock price appreciation), $1,143,581 of vested performance units, and $141,853 in all other compensation.

We submit it is indisputable from those facts and figures that the Company’s Compensation Committee should meet with the CEO to review ways to reduce his compensation to more reasonable and justifiable levels and to report to shareholders

STOCKHOLDER PROPOSALS (Concluded)

on the outcome of that review in next year’s proxy statement.

If you agree, please vote for this proposal.

YOUR BOARD’S RECOMMENDATION
AGAINST THE PROPOSAL TO REPORT ON
CEO COMPENSATION

Your Board recommends you vote AGAINST the proposal because a comprehensive review of our Chief Executive Officer’s compensation already is conducted each year by the Management Compensation Committee of the Board, with the assistance of an independent compensation consultant. Further, the Board feels the ChevronTexaco CEO’s compensation should be competitive with peer group compensation and is not excessive.

The Committee, comprising five independent directors, meets at least four times each year and regularly reviews the CEO compensation package in light of particular business conditions and current Corporation performance. The Committee is charged with evaluating against multiple performance criteria the CEO’s base pay, annual bonus, stock options and other direct and indirect benefits. It reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s relative performance in light of these goals and communicates the result of these evaluations to the CEO. The Committee, through its current practices, forges a close alignment between Corporation performance, stockholder interests and executive compensation.

As detailed in the “Executive Compensation” section of this proxy statement, compensation is tied to short- and long-term financial and operating performance, progress toward Corporation goals, objectives and strategic intents. The Committee links compensation to the creation of stockholder value and to experience and responsibility. It seeks to maintain an appropriate balance between base salary and pay-at-risk incentive opportunities, and to attract and retain the leadership team that will most contribute to stockholder value. For all these reasons your Board recommends you vote AGAINST the proposal.

SUBMISSION OF FUTURE STOCKHOLDER

PROPOSALS

ChevronTexaco’s Restated Certificate of Incorporation precludes taking actions on any proposal that is not included in the proxy statement unless the Board decides to waive the restriction.

If a stockholder wishes to present a proposal for action at the Annual Meeting in 2004, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than December 17, 2003. Proposals we receive after that date will not be included in the proxy statement or acted upon at the 2004 Annual Meeting. We urge stockholders to submit proposals by Certified Mail— Return Receipt Requested.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

ChevronTexaco prints qualifying proposals in the proxy statement in the form that we receive them. We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder’s oral or written request.

OTHER MATTERS

Your Board does not know of any other matter that will be presented for consideration at the 2003 Annual Meeting. If any other matter does properly come before the 2003 Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

1.	Purpose.

The ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan is a merger and an amendment and restatement of the ChevronTexaco Restricted Stock Plan for Non-Employee Directors and the ChevronTexaco Corporation Deferred Compensation Plan for Directors. The purposes of the Plan are to attract and retain qualified individuals not employed by ChevronTexaco Corporation or its subsidiaries or affiliates to serve on the Board of Directors of the Corporation and to align the interests of such Directors with those of the stockholders of the Corporation.

2.	Definitions.

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)	“Account” means the bookkeeping account maintained on behalf of a Director to which shall be credited any amount described in Section 9.

(b)	“Annual Meeting” means the annual meeting of the stockholders of the Corporation.

(c)	“Annual Cash Retainer” means any yearly fees, including the Committee chair retainer, payable in cash to a Director for service as a non-employee Director during a 12-month period.

(d)	“Award” or “Awards” means a grant of an Option, Restricted Stock or Stock Units under the Plan.

(e)	“Board” means the Board of Directors of the Corporation.

(f)	“Change in Control” shall have the meaning set forth in Article VI of the By-Laws of the Corporation, as such By-Laws may be amended from time to time.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Board Nominating and Governance Committee.

(i)	“Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

(j)	“Corporation” means ChevronTexaco Corporation, a Delaware corporation, or any successor corporation.

(k)	“Director” means a member of the Board who is not employed by the Corporation or its subsidiaries or affiliates.

(l)	“Disability” means a condition which causes a Director to be unable, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, to engage in any essential activity required of a Director. Whether a Director has a Disability shall be determined by the Committee on the basis of competent medical evidence.

(m)	“Discretionary Transaction” shall mean a transaction pursuant to any employee benefit plan that: (i) is at the volition of a plan participant; (ii) is not made in connection with the participant’s death, disability,

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

retirement or termination of employment; (iii) is not required to be made available to a plan participant pursuant to a provision of the Internal Revenue Code; and (iv) results in either an intra-plan transfer involving an equity securities fund of the Corporation, or a cash distribution funded by a volitional disposition of an equity security of the Corporation, or otherwise as such term is defined under Rule 16b-3(b)(1) of the Exchange Act or successor provision thereto.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(o)	“Fair Market Value” of a Share as of a specified date means the price per share at which Shares were traded at the close of business on such date as reported on www.chevrontexaco.com or, if no trading of Common Stock is reported for that day, the preceding day on which trading was reported.

(p)	“Option” means a nonstatutory stock option awarded pursuant to the Plan. “Option Agreement” means the agreement between the Corporation and the Director that contains the terms and conditions pertaining to an Option.

(q)	“Plan” means the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended from time to time.

(r)	“Restricted Stock” means Shares awarded pursuant to Section 7.

(s)	“Restriction Period” means the period of time commencing with the date of a Restricted Stock Award and ending on the date on which all Shares of Restricted Stock in such Award either vest or are forfeited.

(t)	“Rules” means regulations and rules adopted from time to time by the Committee to interpret or administer the Plan.

(u)	“Share” means one share of Common Stock, adjusted in accordance with Section 10 (if applicable).

(v)	“Stock Unit” means a right to receive, in accordance with the provisions set forth herein and in the Rules, a Share.

 3.     Administration.

(a)	Composition and Powers of the Committee.

Unless otherwise designated by the Board, the Plan shall be administered by the Board Nominating and Governance Committee. The Committee shall have the power to construe and interpret the Plan and the Rules and to make all other determinations necessary for the administration of the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all persons. The Committee shall consist of two or more Directors who satisfy the

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

requirements of Rule 16b-3 (or its successor) under the Exchange Act to the extent necessary for grants of Awards to the Directors under Section 16 of the Exchange Act.

(b)	Liability of Board and Committee Members.

No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

(c)	Administration of the Plan Following a Change-in-Control.

Within 30 days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section 3(a). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

4.	Duration of the Plan and Shares Subject to the Plan.

(a)	Duration of the Plan.

The Plan shall remain in effect until terminated by the Board.

(b)	Shares Subject to the Plan.

The maximum number of Shares for which Awards may be granted under the Plan is 400,000 Shares, including the number of Shares previously authorized for use but unissued pursuant to the ChevronTexaco Restricted Stock Plan for Non-Employee Directors. The limitation set forth in this Section 4(b) shall be subject to adjustment as provided in Section 10.

(c)	Accounting for Numbers of Shares.

For the purpose of computing the total number of Shares available for Awards under the Plan there shall be counted against the limitation under the Plan the number of Shares issued or subject to issuance upon exercise or settlement of Options and Restricted Stock Awards granted and the number of Shares that equals the number of Stock Units granted, determined as of the dates on which Stock Unit Awards are granted. Dividends paid, dividend equivalents granted and interest or other amounts credited with respect to any Award outstanding under the Plan shall not apply against the Plan limitation.

If Stock Units, Restricted Stock or Shares issued upon the exercise of Options are forfeited or otherwise terminated before exercise or settlement, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlements of such Stock Units shall reduce the number available for Awards.

(d)	Source of Stock Issued Under the Plan.

Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee.

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

No fractional Shares shall be issued under the Plan.

5.	Persons Eligible for Awards.

Members of the Board who are not employees of the Corporation or its subsidiaries or affiliates are eligible for Awards. A Director may receive more than one Award, including Awards of the same type, subject to the restrictions of the Plan.

6.	Options.

Each Director may be awarded an Option to purchase that number of Shares determined pursuant to the Rules. All such Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.

(a)	Option Awards.

The terms of each Option shall be set forth in an Option Agreement, which shall contain such provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable in its sole discretion. Any Option may be sold, assigned, transferred, pledged or otherwise encumbered only as specifically permitted in the Rules.

(b)	Number of Shares Covered by Option.

Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10. No fractional Shares shall be issued pursuant to the exercise of an Option.

(c)	Exercise Price.

The exercise price of each Share covered by an Option shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is awarded.

(d)	Rights as a Stockholder.

A Director who has been awarded an Option or any transferee of an Option (to the extent transfers of an Option are permitted under the Rules) shall have no rights with respect to any Shares covered by his or her Option until the earlier of the date such interest is recorded as a book entry on the records of the Corporation or the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided elsewhere in this Plan or in the Rules.

(e)	Nonstatutory Stock Options.

All Options shall be designated as nonstatutory stock options which do not qualify as incentive stock options under Section 422 of the Code.

7.	Restricted Stock.

Awards of Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

(a)	Awards.

As of the date of each Annual Meeting at which a Director is elected to serve on the Board, each such Director shall receive an Award of a specified number of shares of Restricted Stock, the number to be determined by the Board in its sole discretion by resolution adopted on or before the date of the applicable Annual Meeting. This annual Restricted Stock Award shall be subject to adjustment as provided in Section 10.

(b)	Terms and Conditions of Awards.

The terms of each Restricted Stock Award shall be set forth in Rules, which Rules shall contain such provisions (including, without limitation, rules regarding vesting and forfeiture) as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Except as otherwise provided in the Rules, any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date all applicable restrictions lapse. The Corporation shall maintain in its records a book entry account to which the Shares represented by each Restricted Stock Award shall be credited. The shares in the book entry account represented by such Restricted Stock Award shall be subject to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that no change shall be made in the book entry account representing a Restricted Stock Award until the restrictions thereon shall have lapsed. At that time, a book entry shall be made in the records of the Corporation in the name of the Director in the amount of Shares as to which the restrictions have lapsed.

(c)	Stockholders’ Rights.

Except as provided in the Rules, the holders of Restricted Stock Awards shall have the same voting, dividend and other rights as the Corporation’s other stockholders.

8.	Stock Units.

(a)	Awards.

Each Stock Unit Award shall be subject to the terms and conditions set forth in the Rules.

(b)	Number of Shares Covered by Stock Units.

As of the date of each Annual Meeting at which a Director is elected to serve on the Board until the following Annual Meeting, each such Director shall receive an Award of a specified number of Stock Units, the number and time of award to be determined by resolution adopted by the Board on or before the date of the applicable Annual Meeting. Stock Unit Awards shall be subject to adjustment as provided in Section 10.

(c)	Terms and Conditions.

In addition to the terms and conditions specified in the Rules, Stock Unit Awards made pursuant to this Section 8 shall be subject to the following:

(i)	Except as otherwise provided in the Rules, any Stock Unit Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

Shares are issued or the Award becomes payable.

(ii)	The Rules shall contain provisions dealing with the disposition of Stock Unit Awards in the event of a termination of an individual’s status as a Director.

(d)	Stockholders’ Rights.

Unless and until such time as a Director receives a distribution of all or a portion of a Stock Unit Award in the form of Shares and prior to the earlier of the date the Director’s interest in such Shares is recorded as a book entry on the records of the Corporation or the date of issuance of a stock certificate for such Shares, the Director shall have no dividend rights, voting rights or other rights as a stockholder with respect to such Shares covered by his or her Stock Unit Award. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, if the Rules so provide, any Stock Unit awarded under the Plan may carry with it dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while such Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units, as provided in the Rules.

(e)	Stock Unit Accounts.

The “stock unit account” of each Director who received an award of “stock units” under the Chevron Corporation Restricted Stock Plan for Non-Employee Directors with respect to service as a Director prior to the 1997 Annual Meeting shall continue to be maintained pursuant to the terms of such plan as in effect prior to April 30, 1997.

9.	Deferred Compensation.

(a)	Optional Deferral. A Director may elect to defer receipt of all or a portion of the Annual Cash Retainer.

(b)	Rules Regarding Deferrals. The Committee shall promulgate Rules governing (i) elections by Directors to defer all or any part of the Director’s Annual Cash Retainer, (ii) the establishment of Accounts to which shall be credited amounts deferred, (iii) the designation of investments to be used to measure the value of such Accounts, (iv) the crediting of interest or earnings to such Accounts, and (v) the time, form and value of distributions from such Accounts.

10.	Recapitalization.

Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 4, the number of Shares covered by or referred to in each outstanding Award and the exercise price, if applicable, of each outstanding Award shall be proportionately adjusted as the Committee in its sole discretion deems appropriate for:

(a) any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or combination or consolidation of issued and outstanding Shares by reclassification or otherwise, (b) the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation, (c) the declaration of a dividend

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

payable in a form other than Shares in an amount that has a material effect on the price of issued Shares, or (d) a recapitalization, spinoff or similar occurrence.

In the event of a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization, the Shares subject to each non-vested Award shall be handled in accordance with the terms of the agreement of merger, consolidation or reorganization which may provide for the full vesting, cash-out or assumption of such Awards.

The Committee shall prescribe Rules governing the adjustment of the number of Shares covered by the Plan as provided in Section 4, the number of Shares covered by or referred to in each outstanding Award and the exercise price, if applicable, of each outstanding Award in the event that the preferred stock purchase rights issued pursuant to the Corporation’s stockholder rights plan or any successor stockholder rights plan detach from the Common Stock and become exercisable.

Except as provided in this Section 10, a Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Except as provided in this Section 10, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, or reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.	Securities Law Requirements.

No Shares shall be issued and no Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Director have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

12.	Amendments of the Plan and Awards.

(a)	Plan Amendments.

The Board may, insofar as permitted by law, from time to time and in its discretion, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever without stockholder approval. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Corporation shall not be effective unless and until the approval of the stockholders of the Corporation is obtained.

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

(b)	Amendments of Awards.

Subject to the terms and conditions and within the limitations of the Plan, the Board may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan, or accept the exchange of outstanding non-vested Awards (to the extent not theretofore exercised) for the granting of new Awards in substitution therefor.

(c)	Rights of Directors.

No amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Award outstanding under it that would adversely affect the right of any Director in an Award previously granted under the Plan shall be effective without the written consent of the affected Director.

13.	General Provisions.

(a)	Application of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

(b)	Creditors’ Rights.

Directors shall have no rights other than those of a general creditor of the corporation with respect to Stock Unit Awards and any Account established pursuant to Section 9. These interests shall represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Rules.

(c)	No Obligation to Exercise Option.

The award of an Option shall impose no obligation upon the Director to exercise such Option.

(d)	Costs of the Plan.

The costs and expenses of administering the Plan shall be borne by the Corporation.

(e)	Director’s Beneficiary.

The Rules may provide that a Director may designate a beneficiary with respect to any Award in the event of death of such Director. If such beneficiary is the executor or administrator of the estate of the Director, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust, if permitted under the Rules) entitled thereto by bequest of or inheritance from the holder of such Award.

(f)	Prohibition of Opposite Way Transactions.

To the extent any transactions executed by a Director in securities of the Corporation would be considered a non-exempt purchase or sale of an equity security of the Corporation for purposes of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, such Director shall be prohibited from executing, or electing to enter into, any transaction relating to or resulting from Awards under this Plan that would be considered an opposite way transaction within six months from such prior non-exempt transaction.

In addition, a Director shall be prohibited from engaging in, or

APPENDIX A: NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN

electing to engage in, a Discretionary Transaction under the Plan if the election to engage in such transaction is less than six months after an election to engage in an opposite way Discretionary Transaction under any employee benefit plan of the Corporation, including this Plan.

(g)	Severability.

The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(h)	Binding Effect of Plan.

The Plan shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns and the Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. The term “the Corporation” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity directly or indirectly acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise.

(i)	No Waiver of Breach.

No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(j)	Authority to Establish Grantor Trust.

The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Director shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

14.	Approval of Stockholders.

Adoption of the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law.

APPENDIX B: AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of ChevronTexaco Corporation (the “Corporation”) is:

1.	To assure that the Corporation’s financial statements are properly and cost effectively audited by qualified accountants who are independent;

2.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s maintenance of an effective internal audit function;

3.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s compliance with the requirements of the Securities Exchange Act of 1934 regarding accurate books and records;

4.	To assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

5.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s fair dissemination of accurate information in compliance with securities laws;

6.	To prepare the report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Corporation’s proxy statement for the annual meeting of stockholders;

7.	To assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

8.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.

The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

The Committee shall comprise not fewer than three members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations, if any, from the Board Nominating and Governance Committee.

The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Board Nominating and Governance Committee.

Removal

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).

APPENDIX B: AUDIT COMMITTEE CHARTER

If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Board Nominating and Governance Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Other Qualifications

Each member shall meet the objective test of “independence” which has been established by the Board of Directors or in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange (NYSE). Each member of the Committee shall also meet any additional independence or experience requirements as may be established from time to time by the NYSE and applicable to the Committee.

The Board of Directors shall endeavor to appoint at least one member to the Committee who is a “financial expert” as such term may be defined from time to time by the SEC.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Authority to Retain Advisers

In the course of its duties, the Committee shall have the authority, at the Corporation’s expense, to retain and terminate such advisers as it deems necessary.

Evaluation

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which

APPENDIX B: AUDIT COMMITTEE CHARTER

evaluation shall be reported to the Board of Directors.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

With respect to the independent auditors:

1.	Annually, the Committee shall select and employ the Corporation’s independent auditor, subject to stockholder ratification of the selection, if such ratification is required or sought. The Committee shall fulfill the oversight responsibility of the Board of Directors with respect to the independent auditor’s audit of the books and accounts of the Corporation and its subsidiaries for the fiscal year for which it is appointed.

2.	The Committee, or a subcommittee to which the Committee shall have delegated its authority for this purpose, shall approve the provision of all auditing and non-audit services by the independent auditor to the Corporation and its subsidiaries in advance of the provision of those services and shall also approve the fees and terms of all non-audit services provided by the independent auditor.

3.	In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the external auditor’s independence.

4.	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

(a)	the independent auditor’s internal quality control procedures;

(b)	any material issues raised by the most recent internal quality control review or peer review of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues; and

(c)	all relationships between the independent auditor and the Corporation, in order to assess the auditor’s independence.

5.	The Committee shall also review any report by the independent auditor describing:

(a)	critical accounting policies and practices used by the Corporation;

(b)	alternative treatments of financial information as required to be discussed by the independent auditors with the Committee; and

(c)	any other material written communication between the independent auditor’s firm and the Corporation’s management.

With respect to the Corporation’s financial statements:

6.	The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of

APPENDIX B: AUDIT COMMITTEE CHARTER

Operations” in the Corporation’s reports filed with the SEC.

7.	The Committee shall review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

8.	In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with the independent auditor the matters relating to the conduct of the audit required to be discussed by Statements on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including, but not limited to, significant judgments, significant estimates, critical accounting policies and unadjusted differences.

9.	Based on its review and discussions with management, the internal auditors and the independent auditor, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

10.	The Committee shall prepare the report required by SEC rules to be included in the Corporation’s proxy statement for the annual meeting of stockholders.

11.	The Committee shall discuss press releases related to the Corporation’s earnings, as well as financial information and earnings guidance provided to financial analysts and rating agencies.

With respect to periodic reviews and reports:

12.	Periodically, the Committee shall meet separately with each of management, internal auditors and the independent auditors.

13.	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response to them.

14.	The Committee shall discuss the Corporation’s policies with respect to risk assessment and risk management.

15.	Periodically, the Committee shall meet with representatives of the Corporation’s Corporate Compliance Committee and review the Corporate Compliance Committee’s findings with respect to adherence to corporate policies and review processes relating to training, monitoring and reporting of policy compliance.

16.	The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal audit function.

With respect to other matters:

17.	The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

APPENDIX B: AUDIT COMMITTEE CHARTER

18.	The Committee shall review with the General Manager–Corporation Auditing, the scope and plan of the work to be done by the Corporation Auditing Department, and the results of such work.

19.	The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

APPENDIX C: BOARD NOMINATING AND GOVERNANCE COMMITTEE CHARTER

PURPOSE

The purpose of the Board Nominating and Governance Committee (the “Committee”) of the Board of Directors of ChevronTexaco Corporation (the “Corporation”) is:

1.	To assist the Board of Directors in defining and assessing qualifications for Board of Director membership and identify qualified individuals;

2.	To assist the Board of Directors in organizing itself to discharge its duties and responsibilities properly and effectively;

3.	To assist the Board of Directors in ensuring proper attention and effective response to stockholder concerns regarding corporate governance; and

4.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

The Committee shall comprise such number of members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations from the Committee, if any.

The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Committee.

Removal

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee. The Chairperson shall preside over any executive sessions of non-management Directors.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence

Each member shall meet the objective test of “independence” which has been established by the Board of Directors or in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule

APPENDIX C: BOARD NOMINATING AND GOVERNANCE COMMITTEE CHARTER

established by the New York Stock Exchange and applicable to the Committee.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Authority To Retain Advisers

In the course of its duties, the Committee shall have sole authority, at the Corporation’s expense, to retain and terminate consultants or search firms, as the Committee deems advisable, including the sole authority to approve the consultant or search firm’s fees and other retention terms.

Evaluation

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors. In addition, the Committee shall lead the Board of Directors in an annual self-evaluation process, including a review of the self-evaluation process of each Board committee, and report its conclusions and any further recommendations to the Board of Directors.

Duties And Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.	Board of Directors and Board Committee Composition

(a)	Annually, the Committee shall assess the size and composition of the Board of Directors in light of the operating requirements of the Corporation and existing social attitudes and trends.

(b)	The Committee shall develop membership qualifications for the Board of Directors and all Board committees, including defining specific criteria for Director independence and committee membership.

(c)	the Committee shall monitor compliance with Board of Director and Board committee membership criteria.

(d)	Annually, the Committee shall review and recommend Directors for continued service as required based on evolving needs of the Corporation and existing social attitudes and trends.

(e)	The Committee shall coordinate and assist management and the Board of Directors in recruiting new members to the Board of Directors.

(f)	The Committee shall investigate suggestions for candidates for membership on the Board of Directors and shall recommend prospective Directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board of Directors, including

APPENDIX C: BOARD NOMINATING AND GOVERNANCE COMMITTEE CHARTER

stockholder nominations for the Board of Directors.

2.	The Committee shall evaluate and make recommendations regarding Director compensation levels.

3.	The Committee shall identify best practices and develop and recommend corporate governance principles applicable to the Corporation.

4.	The Committee shall review proposed changes to the Corporation’s charter or by-laws, or Board committee charters, and make recommendations to the Board of Directors.

5.	The Committee shall assess periodically and recommend Board of Directors action with respect to stockholder rights plans or other stockholder protections.

6.	The Committee shall evaluate in conjunction with Management Compensation Committee, the chief executive officer’s performance.

7.	The Committee shall recommend Board committee assignments and appointment of corporate officers to the Board of Directors.

8.	The Committee shall review and approve any employee Director standing for election for outside for-profit boards of directors.

9.	The Committee shall review governance-related stockholder proposals and recommend Board of Director response.

9.	The Chairperson of the Committee shall receive interested-party communications directed to non-management Directors.

Amendment

This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

APPENDIX D: MANAGEMENT COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Management Compensation Committee (the “Committee”) of the Board of Directors of ChevronTexaco Corporation (the “Corporation”) is:

1.	To discharge the responsibilities of the Board of Directors of the Corporation (the “Board of Directors”) relating to compensation of the Corporation’s executives;

2.	To assist the Board of Directors in establishing the appropriate incentive compensation and equity-based plans and to administer such plans;

3.	To produce an annual report on executive compensation for inclusion in the Corporation’s annual proxy statement; and

4.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

The Committee shall comprise not fewer than two members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations from the Board Nominating and Governance Committee, if any.

The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Board Nominating and Governance Committee.

Removal

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Board Nominating and Governance Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a member of the Committee or a Director and shall have no membership or voting rights by virtue of the position.

Independence

Each member shall meet the objective test of “independence” which has been established by the Board of Directors, or in the absence of such test, the Board of Directors shall

APPENDIX D: MANAGEMENT COMPENSATION COMMITTEE CHARTER

make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange and applicable to the Committee. In addition, each member shall qualify as an “outside director” as such term is defined in section 162(m) of the Internal Revenue Code of 1986 (as amended) and the regulations promulgated thereunder or any successor provisions thereto, and as a “non-employee director” as such term is defined in section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor provisions thereto.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Authority to Retain Advisers

In the course of its duties, the Committee shall have the sole authority, at the Corporation’s expense, to retain and terminate compensation consultants, as the Committee deems advisable, including the sole authority to approve any such adviser’s fees and other retention terms.

Evaluation

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.	Executive Compensation

The Committee shall:

(a)	Review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers appraised above Group PSG 30 (the “other executive officers”);

(b)	Evaluate in conjunction with the Board Nominating and Governance Committee the chief executive officer’s performance in light of such goals and objectives at least annually and communicate the results to the chief executive officer and the Board of Directors;

(c)	Set the chief executive officer’s compensation levels based on the evaluation in (b) above (including annual salary, bonus, stock options and other direct and indirect benefits), with ratification by the non-employee Directors of the full Board of Directors;

(d)	Set the other executive officers’ compensation levels (including annual salary, bonus, stock options and other direct and indirect benefits);

APPENDIX D: MANAGEMENT COMPENSATION COMMITTEE CHARTER

(e)	In determining the long-term incentive component of the chief executive officer’s and other executive officers’ compensation, consider, among other items, the Corporation’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies and the compensation provided to the Corporation’s chief executive officer and other executive officers in the past;

(f)	Establish and modify the terms and conditions of employment of executive officers of the Corporation, by contract or otherwise;

(g)	Review new executive compensation programs;

(h)	Monitor executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

(i)	Establish and periodically review policies for the administration of executive compensation programs; and

(j)	Modify, as necessary, any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance or not comparable to programs of peer businesses.

2.	Executive Compensation Plans

The Committee shall:

(a)	Administer the executive compensation plans of the Corporation;

(b)	Maintain sole discretionary authority to interpret provisions of the executive compensation plans;

(c)	Establish all rules necessary or appropriate for implementing and conducting the executive compensation plans;

(d)	Determine, as applicable in connection with the Corporation’s executive compensation plans such matters as: eligibility for participation; the amount and timing of benefits; persons to receive awards; the amount, form and other conditions of awards; the manner and form of deferral elections; the creation and issuance of rights or options entitling holders thereof to purchase stock from the Corporation; or when appropriate authorize the purchase by the Corporation of its stock for allocation to the accounts of persons to whom such shares have been awarded;

(e)	Administer existing grants under legacy executive compensation plans assumed by the Corporation;

(f)	Administer other executive compensation plans that may be adopted from time to time;

(g)	Recommend incentive-compensation plans and policies and equity-based plans and policies to the Board of Directors;

(h)	Provide necessary approval to qualify for exemptions as may be established by the Securities and Exchange Commission under section 16 of the Securities Exchange Act of 1934;

(i)	Provide necessary determinations in connection with executive compensation to qualify for tax deductions in excess of limitations under section 162(m) of the Internal Revenue Code; and

APPENDIX D: MANAGEMENT COMPENSATION COMMITTEE CHARTER

(j)	Approve equity compensation plans not subject to stockholder approval under applicable listing standards.

3.	The Committee shall produce the annual report on executive compensation for the Corporation’s proxy statement.

4.	The Committee shall perform such other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors, including, but not limited to preparing or causing to be prepared any reports or other disclosure required with respect to the Committee by any applicable proxy or other rules of the Securities and Exchange Commission or any applicable listing standards.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

ChevronTexaco
CHEVRONTEXACO CORPORATION
6001 Bollinger Canyon Road
San Ramon, CA 94583

VOTE BY PHONE — l-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2003. Have your proxy form in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2003. Have your proxy form in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRONTEXACO CORPORATION

Your Board recommends FOR, and your proxy holders (or if applicable, fiduciaries ) will vote FOR, the election of the following Directors unless you direct otherwise:

1.	01) S. H. Armacost, 02) R. J. Eaton, 03) S. Ginn, 04) C. A. Hills, 05) F. G. Jenifer, 06) J. B. Johnston, 07) S. Nunn, 08) D. J. O’Reilly, 09) P. J. Robertson, 10) C. R. Shoemate, 11) F. A. Shrontz, 12) T. A. Vanderslice, 13) C. Ware and 14) J. A. Young

Your Board recommends FOR, and your proxy holders (or, if applicable, fiduciaries) will vote FOR, the following unless you direct otherwise:

		For	Against	Abstain

2.	Ratification of Independent Accountants	☐	☐	☐

3.	Approval of the Non-Employee Directors’ Equity Compensation and Deferral Plan	☐	☐	☐

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

Your Board recommends AGAINST, and your proxy holders (or, if applicable, fiduciaries) will vote AGAINST, the following stockholder proposals unless you direct otherwise:

		For	Against	Abstain

4.	Stockholder Rights Plan	☐	☐	☐

5.	Report on Renewable Energy	☐	☐	☐

6.	Report on CEO Compensation	☐	☐	☐

Please sign your name exactly as it appears hereon. When signing for shares that are owned jointly, each stockholder please sign. When signing as an executor, administrator, trustee, custodian or guardian, please give your title. When signing on behalf of a corporation, please sign in full corporate name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy, please note that you will continue to receive a proxy form for voting purposes only.	Yes ☐	No ☐

Please indicate if you plan to attend this meeting.	☐	☐

Signature (Joint Owners)	Date

Dear Stockholders:

The reverse portion of this form is your proxy for ChevronTexaco Corporation’s Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote your shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.

The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting in the ChevronTexaco Building, Conference Room 0200, 15 Smith Road, Midland, Texas. Please bring this ticket and some form of personal identification with you to the Annual Meeting. You will need it to be admitted into the meeting.

Sincerely,

Lydia I. Beebe
Corporate Secretary

Annual Meeting of Stockholders

• Meeting Date:	May 22, 2003
• Meeting Time:	8:30 a.m., CDT (doors open at 8:00 a.m.)
• Meeting Location:	ChevronTexaco Building Conference Room 0200 15 Smith Road Midland, Texas 79705

Note: Cameras, tape recorders, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.

(See reverse side for additional information.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CHEVRONTEXACO CORPORATION

The undersigned stockholder of ChevronTexaco Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of ChevronTexaco Corporation common stock, held of record by the undersigned on March 24, 2003, at ChevronTexaco Corporation’s Annual Meeting of Stockholders, to be held on May 22, 2003, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of ChevronTexaco Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of ChevronTexaco Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at ChevronTexaco Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reversed side. Generally, shares in a Voting Plan will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although shares not voted in an applicable Voting Plan will be voted by the respective fiduciary in the same proportion as shares which have been voted.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote your shares in the same manner as if you marked, signed and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.

(Continued, and to be marked, dated and signed, on the reverse side)